Exhibit 1.2

Back to Contents

Company Number: 3690065

BG GROUP PLC

ARTICLES OF ASSOCIATION

LINKLATERS
One Silk Street
London EC2Y 8HQ

Tel: (44-20) 7456 2000

Ref: NYG/SJLG

Back to Contents

Company Number: 3690065

The Companies Acts 1985 to 1989

A Public Company Limited by Shares

ARTICLES OF ASSOCIATION

(Adopted on 20 April, 2001 pursuant to a special resolution passed on 19 April, 2001 and further amended pursuant to a special resolution passed on 29 April, 2002)

of

BG GROUP PLC

PRELIMINARY

1	Table A and other standard regulations do not apply

The regulations in Table A of the Companies (Tables A to F) Regulations 1985, and any similar regulations in any other legislation relating to companies, do not apply to the Company.

2	The meaning of the Articles

2.1	The following table gives the meaning of certain words and phrases as they are used in these Articles. However, the meaning given in the table does not apply if that meaning is inconsistent with the context in which a word or phrase appears. After the Articles there is a glossary which explains various words and expressions. The Glossary also explains some of the words in the Memorandum. But the Glossary is not part of the Memorandum or Articles, and it does not affect their meaning. The words which are explained in the Articles are printed in bold and those which are explained in the Glossary are printed in italics.

Words	Definitions

alternate director	Has the meaning set out in Article 117.1.

amount (of a share)	This refers to the nominal value of the share.

Articles	The Company’s Articles of Association, including any changes made to them.

class meeting	Has the meaning set out in Article 36.1.

Back to Contents
clear days	In relation to the period of a notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect.

Companies Act	The Companies Act 1985 as amended by the Companies Act 1989.

committee	Includes a sub-committee.

company	Includes any corporate body.

company representative	Has the meaning set out in Article 78.1

Company Secretary	Any person appointed by the Directors to do work as the company secretary including any assistant or deputy secretary.

the Company	BG Group plc.

CREST Regulations	The Uncertificated Securities Regulations 1995.

electronic communication	Has the meaning set out in Section 15 of the Electronic Communications Act 2000.

electronic mail	Includes any electronic communication in any form through any medium (including transmission through the internet or by fax).

Equal Ranking Shares	Has the meaning set out in Article 38.

equity securities	Has the meaning set out in Section 94 of the Companies Act.

equity shares	Shares in the capital of the Company which are regarded as equity share capital pursuant to Section 744 of the Companies Act.

existing shares (of any kind)	Shares which are in issue at the relevant time.

the Group	The Company and any subsidiary or subsidiaries of the Company.

legislation	The Companies Act, and all other laws and regulations applying to the Company.

London Stock Exchange	London Stock Exchange plc.

non equity securities	Securities which are not equity securities.

Operator	CRESTCO Limited or any other operator of a relevant system under the CREST Regulations.

Ordinary Shareholder	A holder of the Company’s Ordinary Shares.

Ordinary Shares	Ordinary shares of 10 pence each in the Company.

paid-up share or other security	Includes a share or other security which is treated (credited) as paid up.

Back to Contents
pay	Includes any kind of reward or payment for services.

proxy form	Includes any document or electronic communication which appoints a proxy.

recognised clearing house	A clearing house granted recognition under the Financial Services Act 1986.

recognised investment exchange	An investment exchange granted recognition under the Financial Services Act 1986.

Register	The Company’s register of members.

Registered Office	The Company’s registered office.

relevant securities	Has the meaning set out in Section 80 of the Companies Act.

relevant system	Has the meaning set out in the CREST Regulations.

Seal	The Company’s Common Seal, or any official seal kept by the Company under Section 40 of the Companies Act (called a securities seal).

shareholder	A holder of the Company’s shares.

shareholders’ meeting	Includes both a General Meeting of the Company and a meeting of any class of holders of the Company’s shares.

subsidiary	A “subsidiary undertaking”, as defined in Section 258 of the Companies Act.

terms of a share	The terms on which a share was issued.

UK Listing Authority	The Financial Services Authority in its capacity as the competent authority under the Financial Services Act 1986.

United Kingdom	Great Britain and Northern Ireland.

2.2	References to a debenture include debenture stock and references to a debenture holder include a debenture stockholder.

2.3	Where the Articles refer to a person who is automatically entitled to a share by law, this includes a person who is entitled to the share as a result of the death, or bankruptcy, of a shareholder.

2.4	Words which refer to a single number also refer to plural numbers, and the other way around.

2.5	Words which refer to the masculine gender include the feminine gender.

2.6	References to other and otherwise are not to be construed as if they apply only to things which are of the same kind or nature as the particular things which precede the reference to other or otherwise.

2.7	References to a person include individuals, companies, unincorporated associations and other similar entities.

2.8	Any headings in these Articles are only included for convenience. They do not affect the meaning of the Articles.

Back to Contents
2.9	When an Act, or a section of an Act, is referred to, this includes any amendment to the Act or section, as well as its inclusion in a later Act. Where any rules or regulations are referred to, this includes any amendment to those rules or regulations or any re-issue of them.

2.10	Where these Articles are referred to, the version which is current at any particular time will apply.

2.11	Where the Articles give any power or authority to anybody, this power or authority can be used on any number of occasions, unless the way in which the word is used does not allow this meaning.

2.12	Any word which is defined in the Companies Act or the CREST Regulations means the same in the Articles, unless the Articles define it differently, or the way in which the word is used is inconsistent with the definition given in the Companies Act or the CREST Regulations.

2.13	Where the Articles say that anything can be done by passing an ordinary resolution, this can also be done by passing a special resolution or an extraordinary resolution.

2.14	Where the Articles refer to changing the amount of shares this means doing any or all of the following:

• subdividing the shares into other shares with a smaller nominal amount;

• consolidating the shares into other shares with a larger nominal amount; and

• dividing shares which have been consolidated into shares with a larger nominal amount than the original shares had.

2.15	Where the Articles refer to any document being made effective this means being signed, sealed or executed in some other legally valid way.

2.16	Where the Articles refer to months or years, these are calendar months or years.

2.17	Articles which apply to fully-paid shares can also apply to stock. References in those Articles to share or shareholder include stock or stockholder.

2.18	Where the Articles refer to shares in certificated form this means that ownership of the shares can be transferred using a written transfer document (rather than in accordance with the CREST Regulations) and that a share certificate is usually issued to the owner.

2.19	Where the Articles refer to shares in uncertificated form this means that ownership of the shares can be transferred in accordance with the CREST Regulations without using a written transfer document and that no share certificate is issued to the owner.

2.20	References to officers include Directors, alternate directors, managers and the Company Secretary, but not the Company’s auditors.

2.21	The term address, when used in relation to electronic communications, includes any number or address used for the purposes of such communication.

SHARE CAPITAL

3	Form of the Company’s share capital

The Company’s share capital at the date when these Articles were adopted was £500,000,001, made up of 5,000,000,010 Ordinary Shares.

Back to Contents

CHANGING CAPITAL

4	The power to increase capital

The Company’s shareholders can increase the Company’s share capital by passing an ordinary resolution. The resolution must fix the amount of the increase and the nominal value of the new shares and the currency or currencies of the shares.

5	Application of the Articles to new shares
The provisions of the Articles about allotment, payment of calls, transfer, automatic entitlement by law, forfeiture, lien and all other things apply to new shares under Article 4 in the same way as if they were part of the Company’s existing share capital.

6	The power to change capital

The shareholders can pass ordinary resolutions to do any of the following:

• to consolidate, or consolidate and then divide, all or any of the Company’s share capital into new shares of a larger nominal value than the existing shares;

•

to cancel any shares which have not been taken, or agreed to be taken, by any person at the date of the resolution, and reduce the amount of the Company’s share capital by the amount of the cancelled shares;

•

to divide some or all of the Company’s share capital into shares which are of a smaller nominal value than is fixed in the Memorandum. This is subject to any restrictions under the legislation. The resolution may provide that, as between the holders of the divided shares, different rights and restrictions which the Company can apply to new shares may apply to all or any of the different divided shares.

7	Fractions of shares

7.1	If any shares are consolidated or divided, the Directors have the power to deal with any fractions of shares which result. If the Directors decide to sell any shares representing fractions, they can do so for the best price reasonably obtainable and distribute the net proceeds of sale among members in proportion to their fractional entitlements in accordance with their rights and interests. The Directors can sell to any person (including the Company, if legislation allows this) and can authorise any person to transfer those shares to the buyer or in accordance with the buyer’s instructions. The buyer does not need to take any steps to see how any money he is paying is used. Nor will his ownership be affected if the sale was irregular or invalid in any way.

7.2	So far as legislation allows, when shares are consolidated or divided, the Directors can treat a shareholder’s shares which are held in certificated form and in uncertificated form as separate shareholdings. The Directors can also arrange for any shares which result from a consolidation or division and which represent rights to fractions of shares to be entered in the Register as shares in certificated form where this makes it easier to sell them.

8	The power to reduce capital

The Company’s shareholders can pass a special resolution to:

•	reduce the Company’s share capital in any way; or

Back to Contents
•	reduce any capital redemption reserve,share premium account, or other undistributable reserve in any way.
This is subject to any restrictions under the Companies Act.

9	Buying back shares

The Company can buy back, or agree to buy back in the future, any shares of any class (including redeemable shares), if the legislation allows this. However, if the Company has existing shares which are listed on the London Stock Exchange and which are convertible into other shares which are equity shares, then the Company can only buy back equity shares of that class if:

•	either the terms of issue of the convertible shares permit the Company to buy back the equity shares; or

•	the buy-back or agreement to buy back has been approved by an extraordinary resolution passed by the holders of the convertible shares at a separate class meeting.

SHARES

10	The special rights of new shares

10.1	If the Company issues new shares, the new shares may have any rights or restrictions attached to them. The rights can take priority over the rights of existing shares, or existing shares can take priority over them, or the new shares and the existing shares can rank equally. These rights and restrictions can apply to sharing in the Company’s profits or assets. Other rights and restrictions can also apply, for example on the right to vote.

10.2	The rights and restrictions referred to in Article 10.1 can be decided by an ordinary resolution passed by the shareholders. The Directors can also take these decisions if they do not conflict with any resolution passed by the shareholders.

10.3	If the legislation allows this, the rights of any new shares can include rights for the holder and/or the Company to have them redeemed.

10.4	The ability to attach particular rights and restrictions to new shares may be restricted by special rights previously given to holders of any existing shares.

11	The Directors’ power to deal with shares

11.1	The Directors can decide how to deal with any shares which have not been issued. The Directors can:

	•	allot them on any terms, which can include the right to transfer the allotment to another person before any person has been entered on the Register. This is known as the right to renounce the allotment (see also Article 14);

	•	grant options to give people a choice to acquire shares in the future; or

	•	dispose of the shares in any other way.

Back to Contents
11.2	The Directors are free to decide who they deal with, when they deal with the shares, and the terms on which they deal.

11.3	For the purposes of Article 11.1, the Directors must comply with:

• the provisions of the legislation relating to authority, pre-emption rights and other matters; and

• any resolution of a General Meeting which is passed under the legislation.

12	The Directors’ authority to allot “relevant securities” and “equity securities”

12.1	This Article regulates the authority of the Directors to allot relevant securities and their power to allot equity securities for cash.

12.2	The Directors are authorised, generally and without conditions, under Section 80 of the Companies Act, to allot relevant securities. They are authorised to allot them for any prescribed period. The maximum amount of relevant securities which the Directors can allot in each prescribed period is the Section 80 Amount.

12.3	Under the Directors’ general authority in Article 12.2, they have the power to allot equity securities, entirely paid for in cash, free of the restriction in Section 89(1) of the Companies Act. They have the power to allot them for any prescribed period. There is no maximum amount of equity securities which the Directors can allot when the allotment is in connection with a rights issue. In all other cases, the maximum amount of equity securities which the Directors can allot is the Section 89 Amount.

12.4	During any prescribed period, the Directors can make offers and enter into agreements which would, or might, require shares or other securities to be allotted after that period has ended.

12.5	For the purposes of this Article:

• rights issue means an offer of equity securities which is open for a period decided on by the Directors to the people who are registered on a particular date (chosen by the Directors) as holders of:

(i) Ordinary Shares, in proportion to their holdings of Ordinary Shares; and

(ii) other classes of equity securities or nonequity securities which give them the right to receive the offer in accordance with their rights.

However, the Directors can do the following things (and the issue will still be treated as a rights issue for the purpose of this Article if they do so):

•	sell any fractions of equity securities to which people would be entitled and keep the net proceeds for the Company’s benefit or make other appropriate arrangements to deal with such fractions;

•	make the rights issue subject to any limits or restrictions which the Directors think are necessary or appropriate to deal with legal or practical problems under the laws of any territory, or under the requirements of any recognised regulatory body, or stock exchange, in any territory or as a result of shares being represented by American Depositary Shares; or

•	treat a shareholder’s holdings in certificated form and uncertificated form as separate shareholdings.

Back to Contents
	•	prescribed period means in the first instance the period ending on the date of the Annual General Meeting in 2004 or on 7 October 2004, whichever is earlier. After this, the prescribed period means a period of no more than five years fixed by the shareholders by passing a resolution at a General Meeting. The shareholders can, by passing further resolutions, renew or extend this power (including the first prescribed period), for periods of no more than five years each. Such resolutions can take the form of:

• an ordinary resolution fixing a period under Article 12.2; or

• a special resolution fixing a period under Article 12.3; or

• a special resolution fixing identical periods under Article 12.2 and under Article 12.3; or

• a special resolution fixing different periods under Article 12.2 and under Article 12.3.

	•	The Section 80 Amount for the first prescribed period is £467,400,000. For any subsequent prescribed period the Section 80 Amount is that stated in a relevant resolution passed by the shareholders at a General Meeting.

	•	The Section 89 Amount for the first prescribed period is £17,525,000. For any subsequent prescribed period the Section 89 Amount is that stated in a relevant special resolution passed by the shareholders at a General Meeting.

	•	In working out any maximum amounts of securities referred to in this Article, the nominal value of rights to subscribe for shares, or to convert any securities into shares, will be taken as the nominal value of the shares which would be allotted if the subscription or conversion takes place.

13	Power to pay commission and brokerage

13.1	The Company can use all the powers given by the legislation to pay commission or brokerage to any person who:

	•	applies, or agrees to apply, for any new shares; or

	•	gets anybody else to apply, or agree to apply for, any new shares.

13.2	The rate per cent. or amount of the commission paid or agreed to be paid must be disclosed and made as required by the legislation and may be paid in either cash, by the allotment of fully or partly paid up shares, any combination of the two or in any other way allowed by the legislation.

14	Renunciations of allotted but unissued shares

Where a share has been allotted to a person but that person has not yet been entered on the Register, the Directors can recognise a transfer (called a renunciation) by that person of his right to the share in favour of some other person. The ability to renounce allotments only applies if the terms on which the share is allotted are consistent with renunciation. The Directors can impose terms and conditions regulating renunciation rights.

Back to Contents
15	No trusts or similar interests recognised

15.1	The Company will only be affected by, or recognise, a current and absolute right to whole shares. The fact that any share, or any part of a share, may not be owned outright by the registered owner is not of any concern to the Company, for example if a share is held on any kind of trust.

15.2	The only exception to what is said in Article 15.1 is for any right:

• which is expressly given by these Articles; or

• which the Company has a legal duty to recognise.

SHARES IN UNCERTIFICATED FORM

16	Shares without certificates, and shares which can be transferred without transfer forms

16.1	The Company can issue shares, and other securities, which do not have certificates. The Company can also allow existing shares, and other securities, to be held without certificates. Evidence of ownership of these shares and securities does not involve a certificate. The Company can also allow any shares, or other securities, to be transferred without using a transfer form. All this applies so far as the legislation allows.

16.2	These shares and other securities can, for example, be transferred by using a relevant system, as defined in the CREST Regulations. Shares which can be transferred in this way are called uncertificated shares.

16.3	Immediately before any of the Company’s shares become uncertificated shares, the Articles will only apply to those shares so far as they are consistent with:

	•	holding those shares as uncertificated shares;

	•	transferring ownership of those shares by using a relevant system; and

	•	any of the provisions of the CREST Regulations.

16.4	The Directors can also lay down regulations:

	•	which govern the issue, holding and transfer, and where appropriate, the mechanics of conversion and redemption, of these shares and securities;

	•	which govern the mechanics for payments involving a relevant system; and

	•	which make any other provisions which the Directors consider are necessary to ensure that these Articles are consistent with the CREST Regulations, and with any rules or guidance of an Operator of a relevant system under the CREST Regulations.

These regulations will, if they say so, apply instead of the other provisions in the Articles relating to certificates, and the transfer, conversion and redemption of shares and other securities, and any other provisions which are not consistent with the CREST Regulations. If the Directors do make any regulations under this Article 16.4, Article 16.3 will still apply to the Articles, read with those regulations.

Back to Contents

SHARE CERTIFICATES

17	Certificates

17.1	When a shareholder is first registered as the holder of any class of shares in certificated form, he is entitled, free of charge, to a separate share certificate for each class of shares he holds in certificated form. If he holds shares of more than one class in certificated form, he is entitled to receive a separate share certificate for each class.

17.2	The Company must also observe any requirements of the CREST Regulations when issuing share certificates. Where the legislation allows, the Company does not need to issue share certificates.

17.3	If a shareholder receives more shares in certificated form of any class, he is entitled, without charge, to another certificate for the extra shares.

17.4	If a shareholder transfers part of his shares covered by a certificate, he is entitled, free of charge, to a new certificate for the balance if the balance is also held in certificated form. The old certificate will be cancelled.

17.5	The Company does not have to issue more than one certificate for any share in certificated form, even if that share is held jointly.

17.6	When the Company delivers a certificate to one joint shareholder holding shares in certificated form, this is treated as delivery to all of the joint shareholders.

17.7	The Company can deliver a certificate to a broker or agent who is acting for a person who is buying the shares in certificated form, or who is having the shares transferred to him in certificated form.

17.8	The Directors can decide how share certificates are made effective. For example, they can be:

• signed by one or more Directors;

• sealed with the Seal (or in the case of shares on a branch register, an official seal for use in the relevant territory); or

• printed, in any way, with a copy of the Seal or with a copy of the signature of one or more Directors. The copy can be made or produced mechanically, electronically or in any other way the Directors approve as long as it complies with the legislation.

17.9	A share certificate must state the number and class of shares to which it relates, their nominal value and the amount paid up on those shares. It cannot be for shares of more than one class.

17.10	The time limit for the Company to provide a share certificate in certificated form under this Article 17 is:

• one month after the allotment of a new share (or any longer period provided by its terms of issue);

• five business days after a transfer of fully paid shares is presented for registration; or

• two months after a transfer of partly paid shares is presented for registration.

17.11	Share certificates will also be prepared and sent earlier where either the London Stock Exchange or the UK Listing Authority requires it.

Back to Contents
18	Replacement share certificates

18.1	If a shareholder has two or more share certificates for shares of the same class which are in certificated form, he can ask the Company for these to be cancelled and replaced by a single new certificate. The Company must comply with such request, without making a charge for doing so.

18.2	A shareholder can ask the Company to cancel and replace a single share certificate with two or more certificates, for the same total number of shares. The Company may comply with such request and the Directors may require the shareholder to pay a reasonable sum to the Company for doing so.

18.3	A shareholder can ask the Company for a new certificate if the original is:

• damaged or defaced; or

• alleged to be lost, stolen or destroyed.

18.4	If a certificate has been damaged or defaced, the Company can require the certificate to be delivered to it before issuing a replacement. If a certificate is alleged to be lost, stolen or destroyed, the Company can require satisfactory evidence, and an indemnity, before issuing a replacement.

18.5	The Directors can require the shareholder to pay a reasonable sum for issuing any share certificates following a request under Article 18.3.

18.6	Any one joint shareholder can request replacement certificates under this Article 18.

CALLS ON SHARES

19	The Directors can make calls on shares

The Directors can call on shareholders to pay any money which has not yet been paid to the Company for their shares. This includes both the nominal value of the shares and any premium which may be payable. They can also make calls on people who are automatically entitled to shares by law. If the terms of issue of the shares allow this, the Directors can:

•	make calls as often, and whenever, they think fit;

•	decide when and where the money is to be paid;

•	decide that the money may be paid by instalments;

•	wholly or partly revoke or postpone any call.

A call is treated as having been made as soon as the Directors pass a resolution authorising it.

20	The liability for calls

A shareholder who has received at least 14 days’ notice giving the amount called, the time (or times) and place for payment must pay the call as required by the notice. Joint shareholders are liable jointly and severally to pay any money called for. A shareholder who transfers shares after a call is made on them remains liable for that call.

Back to Contents
21	Interest and expenses on unpaid calls

If the person due to pay any money called for in this way does not pay it by the day that it is due, he is liable to pay interest on the money and any expenses incurred by the Company because of his failure to pay the call on time. This interest will run from the day the money is due until it has actually been paid. The yearly interest rate is that fixed by the Directors (subject to a maximum of 15 per cent) or, if no rate is fixed, at the appropriate rate (as defined by the Companies Act) but the Directors can decide to forgo any or all of this interest or expenses.

22	Sums which are payable when a share is allotted are treated as a call

If the terms of a share require any money to be paid at the time the share is allotted, or at any fixed date, then this money will be treated in the same way as a valid call for money on shares which is due on the same date. If this money is not paid, everything in the Articles relating to non-payment of calls applies. This includes Articles which allow the Company to forfeit or sell shares and to claim interest.

23	Calls can be for different amounts

On or before an issue of shares, the Directors can decide that shareholders may be called on to pay different amounts, or that they may be called on at different times.

24	Paying calls early

24.1	The Directors can accept payment in advance of some or all of the money due from a shareholder before he is called on to pay the money and liability on the shares in respect of which the payment is made shall be extinguished to the extent of that payment. The Directors can agree to pay interest on money paid in advance (up to a maximum yearly interest rate of 15 per cent.) until it would otherwise be due to the Company at a rate fixed by the Directors.

24.2	Where money is paid in advance on shares in this way it will be ignored in calculating the dividend payable on those shares.

FORFEITING SHARES AND LIENS OVER SHARES

25	Notice following non-payment of a call

25.1	Articles 25 to 35 apply if a shareholder fails to pay the whole amount of a call, or an instalment of a call, by the day that it is due. They also apply in the same way to a person who is automatically entitled to a share by law. The Directors can serve a notice on him any time after the date it is due, if the whole amount immediately due has not been paid. This notice must comply with Article 26.

26	Contents of the notice

The notice referred to in Article 25 must:

•	demand payment of the amount immediately payable, plus any interest and any of the Company’s expenses caused by the failure to pay;

•	give a date by when the total referred to immediately above must be paid, but this must be at least 14 clear days after the notice is served on the shareholder;

Back to Contents
	•	state where the payment must be made; and

	•	state that if the full amount demanded is not paid by the time and place stated, the Company can forfeit the shares on which the call or instalment was due.

27	Forfeiture if the notice is not complied with

If the notice is not complied with, the shares that it relates to can be forfeited at any time while any amount (including interest and expenses) is still outstanding. This is done by the Directors passing a resolution stating that the shares have been forfeited. The Directors can accept the surrender of any share that would otherwise be forfeited.

28	Forfeiture will include unpaid dividends

All dividends which are due on (and other amounts payable in respect of) the forfeited shares, but not yet paid, will also be forfeited.

29	Dealing with forfeited shares

29.1	A share forfeited or surrendered under Article 27 belongs to the Company. The Directors can sell, dispose of or re-allot any forfeited share on any terms, and in any way that they decide. This can be with, or without, a credit for any amount previously paid up for the share. It can be sold or disposed of to any person, including the previous shareholder, or the person who was previously automatically entitled by law to the share. The Directors can, if necessary, authorise any person to transfer a forfeited share.

29.2	The new shareholder’s ownership of the share will not be affected if the steps taken to forfeit the share, or the sale or disposal of the share, were invalid or irregular, or if anything that should have been done was not done, and the new shareholder is not obliged to enquire as to how the purchase money (if any) is used.

30	Cancelling forfeiture

30.1	After a share has been forfeited, the Directors can cancel the forfeiture. But they can only do this before the share has been sold, re-allotted or disposed of. This can be on any terms that they decide.

30.2	If a share has not been sold, re-allotted or disposed of after three years from the date of forfeiture, the Directors must cancel the share.

31	The position of shareholders after forfeiture

31.1	A shareholder loses all rights in connection with forfeited shares. If the shares are in certificated form, he must surrender any certificate for those shares to the Company for cancellation. A shareholder is still liable to pay calls which had been made, but not paid, before the forfeiture of his shares. He must also pay interest on the unpaid amount at the rate which was payable before the forfeiture, until it is paid. The Directors can fix the rate of interest, but it must not be more than 15 per cent a year.

31.2	The shareholder continues to be liable for all claims and demands which the Company could have made relating to the forfeited share. He is not entitled to any credit for the value of the share when it was forfeited or for money received by the Company under Article 29, unless

Back to Contents
the Directors decide to allow credit for all or any of that value. The Directors may also decide to waive any payment due either completely or in part.

32	The Company’s lien on shares

The Company has a lien on all partly paid shares. This lien has priority over claims of others to the shares and extends to all dividends and other money payable on the shares or in respect of them. This lien is for any money owed to the Company for the shares. The Directors can decide to give up any lien which has arisen or that any share for a specified period of time be entirely or partly exempt from this Article. They can also decide to suspend any lien which would otherwise apply to particular shares.

33	Enforcing the lien by selling the shares

If the Directors want to enforce the lien referred to in Article 32, they can sell some or all of the shares in any way they decide. The Directors can authorise any person to transfer the shares sold. But they cannot sell the shares until all of these conditions are met:

•	the money owed by the shareholder must be immediately payable;

•	the Directors must have given a written notice to the shareholder. This notice must say how much is due. It must also demand that this money is paid, and say that the shareholder’s shares will be sold if the money is not paid;

•	the notice just referred to must have been served on the shareholder, or on any person who is automatically entitled to the shares by law. This notice can be served in any way that the Directors decide; and

•	the money has not been paid by at least 14 clear days after the notice has been served.

34	Using the proceeds of the sale

If the Directors sell any shares under Article 33, the net proceeds will first be used to pay off the amount which is then payable to the Company. The Directors will pay any money left over to the former shareholder, or to any person who would otherwise be automatically entitled to the shares by law. But the Company’s lien will also apply to any money left over, to cover any money still due to the Company which is not yet payable: the Company has the same rights over this money as it had over the shares immediately before they were sold. If the shares are in certificated form, the Company need not pay over anything left under this Article 34 until the certificate representing the shares sold has been delivered to the Company for cancellation.

35	Evidence of forfeiture or sale

A Director, or the Company Secretary, can make a statutory declaration which declares:

•	that he is a Director or the Company Secretary of the Company;

•	that a share has been properly surrendered, forfeited or sold to satisfy a lien under the Articles; and

•	when the share was surrendered, forfeited or sold.

Back to Contents
This will be evidence of these facts which cannot be disputed. If this declaration is delivered to the new holder of a share, with any completed transfer form which is required, this gives the buyer good title to the share. Nor does the new holder of the share need to take any steps to see how any money he may be paying for the share is used. The new shareholder's ownership of the share will not be affected if the steps taken to surrender or forfeit the share, or the sale or disposal of the share, were invalid or irregular, or if anything that should have been done was not done.

CHANGING SHARE RIGHTS

36	Changing the special rights of shares

36.1	If the Company’s share capital is split into different classes of share, and if the legislation allows this and unless the Articles or rights attached to any class of share say otherwise, the special rights which are attached to any of these classes can be varied or abrogated in such manner as may be provided by those rights or if this is approved by an extraordinary resolution. This must be passed at a separate meeting of the holders of the relevant class of shares. This is called a class meeting. Alternatively, the holders of at least three-quarters of the existing shares of the class (by nominal value) can give their consent in writing.

36.2	The special rights of a class of shares can be varied or abrogated while the Company is a going concern, or while the Company is being wound up, or if this is being considered.

36.3	This Article 36 also applies to the variation or abrogation of special rights of shares forming part of a class. Each part of the class which is being treated differently is viewed as a separate class in operating this Article 36.

37	Class meetings

All the Articles relating to General Meetings apply, with any necessary changes, to a class meeting, but with the following adjustments:

•	At least two people who hold (or who act as proxies for) at least one third of the total nominal value of the existing shares of the class are a quorum. However, if this quorum is not present at an adjourned meeting, one person who holds shares of the class, or his proxy, is a quorum.

•	Any holder of shares of that class who is personally present, or who is represented by a proxy, can demand a poll.

•	On a poll, the holders of shares will have one vote for every share of the class which they hold.

This is subject to any special rights or restrictions which are attached to any class of shares by the Articles, or when rights are attached to shares in some other way under the Articles.

38	More about the special rights of shares

The special rights of existing shares are not regarded as varied or abrogated if:

•	new shares are created, or issued, which rank equally with or subsequent to any other existing shares in sharing in profits or assets of the Company (Equal Ranking Shares); or

Back to Contents
•	the Company redeems or buys back its own shares.

But this does not apply if the terms of the existing shares expressly say otherwise.

TRANSFERRING SHARES

39	Transfer forms

39.1	Unless the Articles or terms of issue of any shares say otherwise, any shareholder can transfer some or all of his shares to another person. Every transfer of shares in certificated form must be in writing, and either in the usual standard form, or in any other form approved by the Directors.

39.2	Transfers of uncertificated shares are to be carried out using a relevant system and must comply with the CREST Regulations.

40	More about transfers of shares in certificated form

40.1	The transfer form for shares in certificated form must be delivered to the office where the Register is kept (or any other place the Directors may decide). The transfer form must have with it:

• the share certificate for the shares to be transferred; and

• any other evidence which the Directors ask for to prove that the person wishing to make the transfer is entitled to do this.

40.2	However, if a transfer is by a recognised clearing house or its nominee or by a recognised investment exchange, a share certificate is only needed if a certificate has been issued for the shares in question.

40.3	A share transfer form must be signed, or made effective in some other way, by the person making the transfer.

40.4	A share transfer form must also be signed, or made effective in some other way, by the person to whom the share is being transferred, if the share is not a fully paid-up share.

40.5	The person making a transfer will be treated as continuing to be the shareholder until the name of the person to whom a share is being transferred is put on the Register for that share.

40.6	If the Company registers a transfer or where the Directors have any grounds for suspecting fraud, it may keep the transfer form. Otherwise, if the Directors refuse to register a transfer the transfer instrument will be returned, when notice of refusal is given, to the person lodging it.

40.7	A transfer form cannot be used to transfer more than one class of shares. Each class needs a separate form.

40.8	No fee is payable to the Company for transferring shares or registering changes relating to the ownership of shares.

40.9	Transfers may not be in favour of more than four joint holders.

40.10	A transfer form must be properly stamped (for payment of stamp duty) where this is required.

Back to Contents

41	The Company can refuse to register certain transfers

41.1	The Directors can refuse to register a transfer of any shares in certificated form which are not fully paid-up. They do not have to give any reasons for refusing. But, if any of those shares are listed on the London Stock Exchange, the Directors cannot refuse to register a transfer if this would stop dealings in the shares from taking place on an open and proper basis.

41.2	If the Directors decide not to register a transfer of a share, they must notify the person to whom the shares were to be transferred. This must be done no later than two months after the Company receives the transfer (in the case of a share in certificated form) or the instruction from the Operator of the relevant system (in the case of a share in uncertificated form).

42	Closing the Register

The Directors can decide to suspend the registration of transfers by closing the Register. This can be for part of a day, a day, or more than a day. Suspension periods can vary between different classes of shares. But the Register cannot be closed for more than 30 days a year. In the case of shares in uncertificated form, the Register must not be closed without the consent of the Operator of a relevant system.

43	Overseas branch registers

The Company can use all the powers that the legislation gives to keep an overseas branch register. The Directors can make and change any regulations they decide on relating to this register, as long as the legislation allows this.

PERSONS AUTOMATICALLY ENTITLED TO SHARES BY LAW

44	When a shareholder dies

44.1	When a sole shareholder dies (or a shareholder who is the last survivor of joint shareholders dies), his legal personal representatives will be the only people who the Company will recognise as being entitled to his shares.

44.2	If a shareholder who is a joint shareholder dies, the remaining joint shareholder or shareholders will be the only people who the Company will recognise as being entitled to his shares.

44.3	But this Article does not discharge the estate of any shareholder from any liability.

45	Registering personal representatives and so on

A person who becomes automatically entitled to a share by law can either be registered as the shareholder, or can select some other person to have the share transferred to. The person who is automatically entitled by law must provide any evidence of his entitlement which is reasonably required by the Directors.

46	A person who wants to be registered must give notice

If a person who is automatically entitled to shares by law wants to be registered as a shareholder, he must deliver or send a notice to the Company saying that he has made this decision. He must sign this notice, and it must be in the form, and accompanied by any other documents, which the Directors require. This notice will be treated as a transfer form. All of the

Back to Contents
provisions of these Articles about registering transfers of shares apply to it except that the shares will only be treated as being presented for registration under Article 17.10 when the Company receives the notice in the form, and accompanied by any other documents, required by the Directors. The Directors have the same power to refuse to register the automatically entitled person as they would have had in deciding whether to register a transfer by the person who was previously entitled to the shares.

47	A person who wants to have another person registered must use a transfer form

If a person who is automatically entitled to a share by law wants the share to be transferred to another person, he must do the following:

•	for a share in certificated form sign a transfer form to the person he has selected; and

•	for a share in uncertificated form transfer such share using a relevant system.

The Directors have the same power to refuse to register the person selected as they would have had in deciding whether to register a transfer by the person who was previously entitled to the shares.

48	The rights of people automatically entitled to shares by law

48.1	A person who is automatically entitled to a share by law is entitled to any dividends or other money relating to the share, even though he is not registered as the holder of that share. But the Directors can withhold the dividend and other money until a person has been properly registered as the shareholder as laid down in the Articles. They can also withhold the dividend if the person who was previously entitled to the share could have had his dividend withheld.

48.2	Unless and until he is registered as the holder of the share the person automatically entitled to a share by law is not entitled:

	•	to receive notices of meetings;

	•	to attend or vote at meetings; or

	• .	(subject to Article 48.1) to receive any of the other rights and benefits of being a shareholder

SHAREHOLDERS WHO CANNOT BE TRACED

49	Shareholders who cannot be traced

49.1	If:

	•	during a 12 year period, at least three dividends have been payable in respect of any shares and none has been claimed; and

	•	after this 12-year period, the Company announces that it intends to sell the relevant shares by placing an advertisement in a national newspaper and in a newspaper appearing in the area which includes the address held by the Company for serving notices relating to the relevant shares; and

Back to Contents
•	during this 12-year period, and for three months after the last advertisement appears, the Company has not heard from the shareholder or any person who is automatically entitled to the relevant shares by law.

then the Company can sell the relevant shares at the best price reasonably obtainable.

49.2	To sell any shares in this way, the Company can appoint any person to transfer the shares. This transfer will be just as effective as if it had been signed or made effective in some other way by the registered holder of the shares, or by a person who is automatically entitled to the shares by law. The ownership of the person to whom the shares are transferred will not be affected even if the sale is irregular or invalid in any way. Nor does the new holder of the shares need to take any steps to see how any money he may be paying for the shares is used.

49.3	The net sale proceeds belong to the Company until claimed under this Article 49, but it must pay these to the shareholder who could not be traced, or to the person who is automatically entitled to his shares by law, if that shareholder, or that other person, asks for it.

49.4	The Company must record the name of that shareholder, or the person who was automatically entitled to the shares by law, as a creditor for the net sale proceeds in its accounts. The net sale proceeds are not held on trust, and no interest is payable on the net sale proceeds. The Company can keep any money which it has earned on the net sale proceeds. The Company can use the net sale proceeds for its business, or it can invest the net sale proceeds in any way that the Directors decide, other than in the Company’s shares, or in the shares of any holding company of the Company.

49.5	In the case of uncertificated shares, this Article is subject to any restrictions which apply under the CREST Regulations.

GENERAL MEETINGS

50	The Annual General Meeting

Except as provided in the legislation, each year the Company must hold an Annual General Meeting, in addition to any other General Meetings which are held in the year. The notice calling the meeting must say that the meeting is the Annual General Meeting. There must not be a gap of more than 15 months between one Annual General Meeting and the next. The Directors will decide when and where to hold the Annual General Meeting.

51	Extraordinary General Meetings

If a General Meeting is not an Annual General Meeting, it is called an Extraordinary General Meeting.

52	Calling an Extraordinary General Meeting

52.1	The Directors can decide to call an Extraordinary General Meeting at any time. Extraordinary Meetings must be called promptly in response to a requisition by shareholders under the legislation. If an Extraordinary General Meeting is not called in response to such a request by shareholders, it can be called by the shareholders who requested the Extraordinary General Meeting in accordance with the legislation. Any Extraordinary General Meeting requisitioned in this way by shareholders shall be called in the same manner as nearly as possible to that in which General Meetings are called by the Directors. The Directors must decide when and where to hold an Extraordinary General Meeting.

Back to Contents
52.2	If there are insufficient Directors within the United Kingdom to call a General Meeting requisitioned by shareholders any Director may call a General Meeting. If there are no Directors within the United Kingdom any member of the Company may call such a General Meeting.

53	Notice of General Meetings

53.1	At least 21 clear days’ notice in writing (or, where the legislation permits, by electronic mail) must be given for every Annual General Meeting and for any other meeting where it is proposed to pass a special resolution or to pass some other resolution of which special notice under the Companies Act has been given to the Company. For every other General Meeting at least 14 clear days’ notice in writing (or, where the legislation permits, by electronic mail) must be given.

53.2	Any notice of General Meeting must:

	•	say where the meeting is to be held;

	•	give the date and time of the meeting;

	•	give the general nature of the business of the meeting;

	•	say if any resolution will be proposed as a special resolution or extraordinary resolution;

	•	say that a shareholder who can attend and vote can appoint one or more proxies (who need not be shareholders) to vote for him on a poll; and

	•	state whether the meeting is an Annual or Extraordinary General Meeting.

53.3	Notices of meetings must be given to the shareholders, except in cases where the Articles or the rights attached to shares state that the holders are not entitled to receive them from the Company. Notice must also be given to the Company’s auditors.

53.4	The Company can decide that only people who are entered on the Register at the close of business on a particular day are entitled to receive such a notice. That day shall be a day chosen by the Company and falling not more than 21 days before the notice is sent.

53.5	If the Company cannot effectively call a General Meeting by sending notices through the post, because the postal service is suspended or restricted in the United Kingdom, the Directors can call the meeting by publishing a notice in at least two United Kingdom national newspapers. Notice published in this way will be treated as being properly served on shareholders who are entitled to receive it on the day when the advertisement appears. If it becomes possible to use the postal service again more than 14 days before the meeting, the Company must send confirmation of the notice through the post.

53.6	Unless the legislation does not require it, the Company must, on the requisition in writing of such number of shareholders as is specified in the Companies Act, send to shareholders:

	•	entitled to receive notice of the next Annual General Meeting notice of any resolution which may properly be proposed and is intended to be proposed at that meeting; and

	•	entitled to receive notice of any General Meeting any statement of not more than one thousand words with respect to the matter referred to in any proposed resolution or the business to be dealt with at that meeting.

Back to Contents
Notice of any resolution shall be given, and any such statement shall be circulated, to shareholders of the Company entitled to receive notice of the General Meeting sent to them. The cost of this, unless the Company decides otherwise, or the legislation otherwise requires, must be borne by the requisitionists.

54	A General Meeting can be moved at short notice

If the Directors consider that it is impractical, or unreasonable, to hold a General Meeting at the place stated in the notice calling the meeting, they can move or postpone the meeting, or do both of these things. If the Directors do this, an announcement of the date, time and place of the rearranged meeting will, if practical, be published in at least two United Kingdom national newspapers. Notice of the business of the meeting does not need to be given again. The Directors must take reasonable steps to ensure that any shareholder trying to attend the meeting at the original time and place is informed of the new arrangements. If a meeting is rearranged in this way, proxy forms can be delivered, in the way required by Article 75, until 48 hours before the rearranged meeting. The Directors can also move or postpone the rearranged meeting, or both, under this Article 54.

PROCEEDINGS AT GENERAL MEETINGS

55	The chairman of a General Meeting

55.1	The Chairman of the Directors will be the chairman at every General Meeting if he is willing and able to take the chair.

55.2	If the Company does not have a Chairman, or if the Chairman is not willing and able to chair the meeting, a Deputy Chairman will chair the meeting if he is willing and able to take the chair.

55.3	If the Company does not have a Chairman or a Deputy Chairman, or if neither the Chairman or any Deputy Chairman are willing and able to chair the meeting, after waiting 15 minutes from the time that a meeting is due to start, the Directors who are present will choose one of themselves to act as chairman. If there is only one Director present, he will be chairman, if he agrees.

55.4	If there is no Director willing and able to be chairman, or if no Director is present within 15 minutes of the time fixed for the meeting, then the shareholders who are personally present at the meeting and entitled to vote will decide which one of them is to be chairman.

55.5	To avoid any doubt, nothing in the Articles restricts or excludes any of the powers, or rights of a chairman of a meeting which are given by the general law.

56	Security and other arrangements at General Meetings

Either the chairman of a meeting, or the Company Secretary, can take any action he considers appropriate (either before or during the General Meeting in question) for:

•	the safety of people attending a General Meeting;

•	proper and orderly conduct at a General Meeting; or

•	the meeting to reflect the wishes of the majority.

Back to Contents

57	Overflow meeting rooms

The Directors can arrange for any people who they consider cannot be seated in the main meeting room, where the chairman will be, to attend and take part in a General Meeting in an overflow room or rooms. Any overflow room will have appropriate links with the main room as required by the general law. The notice of the meeting does not have to give details of any arrangements under this Article 57. The Directors can decide on how to divide people between the main room and any overflow room. If any overflow room is used, the meeting will be treated as being held, and taking place, in the main room.

58	The quorum needed for meetings

Before a General Meeting starts to do business, there must be a quorum present. If there is not, the meeting cannot carry out any business. Unless the Articles say otherwise, a quorum for all purposes is two people who are entitled to vote. They can be personally present or proxies for shareholders or company representatives or a combination of shareholders personally present, proxies and company representatives.

59	The procedure if there is no quorum

59.1	This Article 59 applies if a quorum is not present within 30 minutes of the time fixed for a General Meeting to start or within any longer period which the chairman may decide on or if during a meeting a quorum ceases to be present.

59.2	If the meeting was called by shareholders it is dissolved. Any other meeting is adjourned to any day, time and place stated in the notice of meeting. If the notice does not provide for this, the meeting is adjourned to a day, time and place decided on by the chairman.

59.3	If at the adjourned meeting a quorum is not present within 15 minutes of the time fixed for it, the meeting is dissolved.

60	Adjourning meetings

60.1	The chairman of a General Meeting can adjourn the meeting, before or after it has started, and whether or not a quorum is present, if he considers that:

	•	there is not enough room for the number of shareholders who wish to attend the meeting;

	•	the behaviour of the people present prevents, or is likely to prevent, the business of the meeting being carried out in an orderly way; or

	•	an adjournment is necessary for any other reason, so that the business of the meeting can be properly carried out.

The chairman does not need the consent of the meeting to adjourn it for any of these reasons to a time, date and place which he proposes. This includes an indefinite adjournment. The adjournment will be to another time, which may be later on the same day as the meeting, and can be to another place. The chairman will decide on these matters.

60.2	The chairman of a General Meeting can also adjourn a meeting which has a quorum present, if this is agreed by the meeting. This can be to a time, date and place proposed by the chairman. It includes an indefinite adjournment. The chairman must adjourn the meeting if the meeting directs him to. In these circumstances the meeting will decide how long the adjournment will

Back to Contents
be, and where it will adjourn to. If a meeting is adjourned indefinitely, the Directors will fix the time, date and place of the adjourned meeting.

60.3	General Meetings can be adjourned more than once. However, if a meeting is adjourned for more than 28 days or indefinitely, at least seven clear days’ notice must be given for the adjourned meeting in the same way as was required for the original meeting. If a meeting is adjourned for less than 28 days, there is no need to give notice about the adjourned meeting, or about the business to be considered there. Sufficient notice is given if it is given by an advertisement published in at least one national daily newspaper published in the United Kingdom.

60.4	An adjourned General Meeting can only deal with business that could have been dealt with at the original meeting before it was adjourned.

61	Amending resolutions

If the Chairman, acting in good faith, rules an amendment to a resolution out of order, any error in that ruling will not affect the validity of a vote on the original resolution.

VOTING PROCEDURES

62	How votes are taken

62.1	If a resolution is put to the vote at a General Meeting, it will be decided by a show of hands, unless a poll is demanded when, or before, the result of the show of hands is declared by the chairman. A poll can be demanded by:

	•	the chairman of the meeting;

	•	at least five shareholders at the meeting who are entitled to vote (including proxies for shareholders entitled to vote);

	•	one or more shareholders at the meeting who are entitled to vote and who have, between them, at least 10 per cent of the total votes of all shareholders who have the right to vote at the meeting (including proxies for shareholders entitled to vote); or

	•	one or more shareholders who have shares which allow them to vote at the meeting (including proxies for shareholders entitled to vote), where the total amount which has been paid up on these shares is at least 10 per cent of the total sum paid up on all shares which give the right to vote at the meeting.

62.2	A proxy form gives the proxy the authority to demand a poll, or to join others in demanding one. A demand for a poll made by a proxy for a shareholder is treated in the same way as a demand by the shareholder himself.

62.3	A demand for a poll can be withdrawn if the chairman agrees to this. If a poll is demanded, and this demand is then withdrawn, any declaration by the chairman of the result of a vote on that resolution by a show of hands, which was made before the poll was demanded, will stand.

63	How a poll is taken

If a poll is demanded in the way allowed by the Articles, the chairman of the General Meeting decides where, when and how it will be carried out. The result is treated as the decision of the meeting where the poll was demanded, even if the poll is carried out after the meeting.

Back to Contents

63.2	The chairman can:

	•	decide that a ballot or voting papers or tickets will be used;

	•	appoint scrutineers (who need not be shareholders);

	•	adjourn the meeting to a day, time and place which he decides on for the result of the poll to be declared; or

	•	decide a time and place where the result of the poll will be declared.

63.3	If a poll is called, a shareholder can vote either personally or by his proxy. If a shareholder votes on a poll, he does not have to use all of his votes or cast all his votes in the same way.

64	When there cannot be a poll

A poll is not allowed on a vote to elect a chairman of a General Meeting, nor is a poll allowed on a vote to adjourn a meeting, unless the chairman of the meeting demands a poll. Any such poll is to be taken immediately.

65	A meeting continues after a poll is demanded

A demand for a poll on a particular matter does not stop a meeting from continuing and dealing with other matters.

66	Timing of a poll

Subject to Article 64, any poll can either be taken immediately at the meeting or within 30 days and at a place decided on by the chairman. No notice is required for a poll which is not taken immediately if the time and place at which it is to be taken are announced at the General Meeting at which it is demanded. If the time and place at which the poll is to be taken is not announced at the meeting at which it is demanded seven clear days’ notice must be given of the time and place at which the poll is to be taken.

67	The chairman’s casting vote

If the votes are equal, either on a show of hands or a poll, the chairman of the General Meeting is entitled to a further, casting vote. This is in addition to any other votes which he may have as a shareholder, or as a proxy.

68	The effect of a declaration by the chairman

The following applies when there is a vote by a show of hands, and no poll is demanded, or any demand for a poll is withdrawn. Any declaration by the chairman on a point of order is conclusive. In addition, a corresponding entry in the minute book is conclusive proof of the following declarations by the chairman of the General Meeting:

•	a resolution has been carried;

•	a resolution has been carried unanimously;

•	a resolution has been carried by a particular majority;

•	a resolution has not been carried by a particular majority;

•	a resolution has been lost; or

Back to Contents
•	a resolution has been lost by a particular majority.

There is no need to prove the validity, number, or proportion of votes recorded for or against a resolution.

VOTING RIGHTS

69	The votes of shareholders

69.1	When a shareholder is entitled to attend a General Meeting and vote, he has only one vote on a show of hands. A proxy cannot vote on a show of hands. Where there is a poll, a shareholder who is entitled to be present and to vote has one vote for every share which he holds. This is subject to any special rights or restrictions which are given to any class of shares by, or in accordance with, the Articles.

69.2	To decide who can attend or vote at a General Meeting and how many votes can be cast, the notice of the meeting can give a time by which people must be entered on the Register in order to be entitled to attend or vote at the meeting. This time must not be more than 48 hours before the time fixed for the meeting.

70	Shareholders who owe money to the Company

Unless the Articles say otherwise, the only people who can attend or vote at General Meetings or exercise any other right conferred by being a shareholder in relation to General Meetings, are shareholders who have paid the Company all calls, and all other sums, relating to their shares which are due at the time of the meeting. This applies both to attending a meeting personally and to attending by proxy or company representative.

71	Suspension of rights on non-disclosure of interest

71.1	This Article 71 applies if any shareholder, or any person appearing to be interested in shares held by such shareholder, has been properly served with a notice under Section 212 of the Companies Act, requiring information about interests in shares, and has failed for a period of 14 days from the date of the notice to supply to the Company the information required by that notice. Then (subject to the provisions of this Article 71 and unless the Directors otherwise decide) the shareholder is not (for so long as the failure continues) entitled to attend or vote either personally or by proxy or by a company representative at a shareholders’ meeting or to exercise any other right in relation to shareholders’ meetings as holder of:

	•	the shares in relation to which the default occurred (called default shares);

	•	any further shares which are issued in respect of default shares; and

	•	any other shares held by the shareholder holding the default shares.

71.2	Any person who acquires shares subject to restrictions under Article 71.1 is subject to the same restrictions, unless:

	•	the transfer was an approved transfer (see Article 71.9); or

	•	the transfer was by a shareholder who was not himself in default in supplying the information required by the notice under Article 71.1 and a certificate in accordance with Article 71.3 was provided.

Back to Contents
71.3	Where the default shares represent 0.25 per cent or more of the existing shares of a class the Directors can in their absolute discretion by a notice (a Section 212 Notice) to the shareholder direct that:

• any dividend or part of a dividend or other money which would otherwise be payable on the default shares shall be retained by the Company (without any liability to pay interest when such money is finally paid to the shareholder); and/or

• the shareholder shall not be entitled to elect to receive shares in place of dividends withheld; and/or

• subject to Article 71.4 no transfer of any of the shares held by the shareholder shall be registered unless:

• either the transfer is an approved transfer (see Article 71.9);

• or the shareholder is not himself in default as regards supplying the information required; and (in this case)

• the transfer is of part only of his holding; and

• when presented for registration, the transfer is accompanied by a certificate by the shareholder in a form satisfactory to the Directors which states that after due and careful enquiry the shareholder is satisfied that none of the shares included in the transfer are default shares.

71.4	Any Section 212 Notice can treat shares of a shareholder in certificated and uncertificated form as separate shareholdings and either apply only to shares in certificated form or to shares in uncertificated form or apply differently to shares in certificated and uncertificated form. In the case of shares in uncertificated form the Directors can only use their discretion to prevent a transfer if this is allowed by the CREST Regulations.

71.5	The Company must send a copy of the Section 212 Notice to each other person who appears to be interested in the shares covered by the notice, but, if it fails to do so, this does not invalidate such notice.

71.6	A Section 212 Notice has the effect which it states while the default resulting in the notice continues. It then ceases to apply when the Directors decide (which they must do within one week of the Company receiving the information requested by the notice). The Company must give the shareholder written notice of the Directors’ decision.

71.7	A Section 212 Notice also ceases to apply to any shares which are transferred by a shareholder in a transfer which would be permitted under Article 71.3.

71.8	For the purposes of this Article 71 a person is treated as appearing to be interested in any shares if the shareholder holding such shares has been served with a notice under Section 212 of the Companies Act and:

• the shareholder has named such person as being so interested; or

• (after taking into account the response of the shareholder to such notice and any other relevant information) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares.

71.9	For the purposes of this Article 71 a transfer of shares is an approved transfer if:

Back to Contents
	•	it is a transfer of shares to an offeror under an acceptance of a take-over offer (as defined in Section 428 of the Companies Act); or

	•	the Directors are satisfied that the transfer is made pursuant to a bona fide sale of the whole of the beneficial ownership of the shares to a party unconnected with the shareholder or with any person appearing to be interested in the shares. This includes such a sale made through the London Stock Exchange or any other stock exchange outside the United Kingdom on which the Company’s shares are normally traded. For this purpose any associate (as that term is defined in Section 435 of the Insolvency Act 1986) is included amongst the persons who are connected with the shareholder or any person appearing to be interested in the shares.

71.10	For the purposes of this Article 71 “interested” has the same meaning as in Section 212 of the Companies Act.

71.11	For the purposes of this Article 71 reference to a person having failed to give the Company the information required by a Section 212 Notice, or being in default as regards supplying such information, includes:

	•	reference to his having failed or refused to give all or any part of it;

	•	reference to his having given information which he knows to be false in a material way or having recklessly given information which is false in a material way.

71.12	This Article 71 does not restrict in any way the provisions of the Companies Act which apply to failures to comply with notices under Section 212 of the Companies Act.

72	Votes of shareholders who are of unsound mind

72.1	This Article 72 applies where:

• a shareholder is of unsound mind; and

• a court which claims jurisdiction to protect people who are unable to manage their own affairs has made an order detaining a shareholder or appointing a person to manage his property or affairs.

72.2	The person or people appointed to act for the shareholder can vote for the shareholder and exercise other rights at General Meetings. This includes appointing a proxy, voting on a show of hands, and voting on a poll. However, this Article 72 only applies if any evidence which the Directors may require of their authority to do these things is delivered to the office where the Register is kept (or at any other place which may be specified in accordance with these Articles) at least 48 hours before the relevant meeting (or adjourned meeting).

73	The votes of joint holders

Where a share is held by joint shareholders any one joint shareholder can vote at a General Meeting (either personally or by proxy). If more than one of the joint shareholders votes (either personally or by proxy), the only vote which will count is the vote of the person whose name is listed before the other voters on the Register for the share.

Back to Contents

PROXIES

74	Completing proxy forms

74.1	A proxy form can be in any form which is commonly used, or in any other form which the Directors approve.

74.2	A proxy form must be in writing. A proxy form given by an individual must be signed by the shareholder appointing the proxy, or by an agent who has been properly appointed in writing. If a proxy is appointed by a company, the form should be either sealed with the company’s seal or signed by an officer or an agent who is properly authorised to act on behalf of the company. Unless the contrary is shown, the Directors are entitled to assume that, where a proxy form purports to have been signed by an officer or agent of a company, such officer or agent was duly authorised by such company without requiring any further evidence. Signatures need not be witnessed. This Article 74.2 is subject to Article 75.2.

74.3	All notices convening General Meetings which are sent to shareholders entitled to vote at the General Meeting must, at the expense of the Company, be accompanied by a proxy form. The proxy form must make provision for two-way voting on all resolutions intended to be proposed, other than resolutions which are merely procedural.

74.4	The accidental omission to send out a proxy form to a shareholder entitled to it (or non-receipt by him of the proxy form) will not invalidate any resolution passed or proceedings at the General Meeting to which the proxy form relates.

74.5	A shareholder may appoint more than one proxy to attend the same meeting. Delivery of the proxy form does not prevent a shareholder from attending and voting at the meeting or at any adjournment of it.

74.6	A proxy need not be a shareholder.

75	Delivering proxy forms

75.1	A proxy form must be delivered to the place stated in the notice of General Meeting, or in the proxy form, or, if no place is stated, to the office where the Register is kept or, if the Directors decide to accept proxies by electronic mail, in the way and to the address that they specify. It must be delivered at least:

• 48 hours before a General Meeting, or an adjourned meeting; or

• 48 hours before a poll is taken, if the poll is not taken on the same day as the General Meeting or adjourned meeting.

75.2	To the extent that the legislation permits, Directors can decide to accept proxies delivered by electronic mail, subject to any limitations, restrictions or conditions they decide to apply and Article 74.2 may be disapplied in relation to a proxy form delivered in this way.

75.3	If a proxy form is signed by an agent, the power of attorney or other authority relied on to sign it, or a copy which has been certified, must be delivered with the proxy form, unless the power of attorney has already been registered with the Company.

75.4	If Articles 75.1 and 75.3 are not complied with, the proxy will not be able to act for the person who appointed him.

75.5	Where two or more proxy forms are delivered for use by the same shares, the one which has been delivered last (regardless of when it was signed or by what means it was delivered) shall be treated as replacing and revoking the others which have been delivered. If the Company can not decide which form was delivered last, none of the forms shall be valid.

75.6	Unless the proxy form says otherwise, it will be valid at an adjourned General Meeting as well as for the original General Meeting to which it relates.

75.7	A shareholder can attend and vote at a General Meeting on a show of hands or on a poll even if he has appointed a proxy to attend and vote at that meeting. However, if he votes in person on a resolution, then as regards that resolution his appointment of a proxy will not be valid.

Back to Contents
76	Cancellation of a proxy’s authority

76.1	Any vote cast in the way a proxy form authorises, or any demand for a poll made by a proxy, will be valid even though:

	•	the person who appointed the proxy has died or is of unsound mind;

	•	the proxy form has been revoked; or

	•	the authority of the person who signed the proxy form for the shareholder has been revoked or varied.

76.2	However, this does not apply if notice of the fact has been received at the office where the Register is kept (or at such other place at which the proxy was validly deposited) at least one hour before:

	•	the General Meeting or adjourned meeting starts; or

	•	the time fixed to take a poll on a later day.

77	Proxies speaking at meetings

A proxy may not speak at a General Meeting (except to demand a poll) without the permission of the chairman.

78	Representatives of companies

78.1	A company which is a shareholder can authorise any person to act as its representative at any General Meeting which it is entitled to attend. This person is called a company representative. The directors of that company must pass a resolution to appoint the company representative. If the governing body of that company is not a board of directors, the resolution can be passed by its governing body. A company representative can exercise all the powers on behalf of the company which the company could exercise if it were an individual shareholder present at the meeting in person. This includes the power to vote on a show of hands when the company representative is personally present at a meeting. A company representative may be counted in a quorum.

78.2	The Directors can require evidence of the authority of a company representative.

78.3	Any vote cast by a company representative, and any demand by him for a poll, is valid even though he is, for any reason, no longer authorised to represent the company. However, this does not apply if written notice of the fact that he is no longer authorised has been received at

Back to Contents
the office where the Register (or at such other place specified by the Directors) is kept before the deadline which applies to notice of cancellation of proxies under Article 76.

79	Challenging votes

Any objection to the right of any person to vote must be made at the General Meeting (or adjourned meeting) at which the vote is cast. This is also true of any objection about the counting of any vote or the failure to count any vote. If a vote is not disallowed at a meeting, it is valid for all purposes. Any objection must be raised with the chairman of the meeting. His decision is final.

DIRECTORS

80	The number of Directors
There must be at least four Directors (other than alternate directors). But the shareholders can vary this minimum by passing an ordinary resolution. There is no maximum number of Directors.

81	Qualification to be a Director

A Director need not be a shareholder. A Director who is not a shareholder can still attend and speak at shareholders’ meetings.

82	Directors’ fees

82.1	Each of the Directors may be paid a fee for his services. The Directors can decide on the amount, timing and manner of payment of Directors’ fees, but the total of the fees paid to all of the Directors (excluding amounts paid as special pay under Article 83, amounts paid as expenses under Article 84 and any payments under Article 85) must not exceed:

• £500,000 a year; or

• any higher sum decided on by an ordinary resolution at a General Meeting.

82.2	Unless an ordinary resolution is passed saying otherwise, the fees will be divided between some or all of the Directors in the way that they decide. If they fail to decide, the fees will be shared equally by the Directors, except that any Director holding office as a Director for only part of the period covered by the fees is only entitled to a pro rata share.

83	Special pay

83.1	The Directors can award special pay to any Director who:

	•	acts in an executive capacity;

	•	acts as Chairman or Deputy Chairman (whether or not this office is executive or non-executive);

	•	serves on or acts as chairman to any committee of the Directors; or

	•	performs any other services which the Directors consider to extend beyond the ordinary duties of a Director.

Back to Contents

83.2	Special pay can take the form of salary, commission or other benefits or can be paid in some other way (for example by issuing shares to the Director). This is decided on by the Directors and may be a fixed sum or percentage of profits or otherwise.

83.3	Special pay is additional to fees paid under Article 82.1.

84	Directors’ expenses

The Company can also repay to a Director all reasonable expenses incurred:

	•	to attend shareholders’ meetings;

	•	to attend Directors’ meetings;

	•	to attend meetings of committees of the Directors; or

	•	in other ways in connection with the Company’s business.

85	Directors’ pensions and other benefits

85.1	It is entirely for the Directors to decide whether to award:

	•	pensions;

	•	annual payments;

	•	gratuities; or

	•	other allowances or benefits

to any people who are or were Directors of the Company or of any subsidiary of the Company or of any predecessor in business of the Company or to any member of his family (including a spouse, or former spouse) or to any person who is or was dependent on him.

85.2	The Directors can decide to contribute (before as well as after the relevant person ceases to receive a salary or occupy a position for which he receives any form of remuneration) to any scheme or fund or to pay premiums to a third party for the purposes referred to in Article 85.1.

85.3	No Director or former Director is accountable to the Company or its shareholders for a benefit of any kind given in accordance with this Article 85. The receipt of a benefit of any kind given in accordance with this Article 85 does not prevent a person from being or becoming a Director.

86	Appointing Directors to various posts

86.1	The Directors can appoint any Director as Chairman, Deputy Chairman or Chief Executive, or to any other executive office they decide on. So far as the legislation allows, they can decide on the length of these appointments, and on their terms. Subject to the terms of any contract with the Company, they can also vary or end such appointments.

86.2	A Director will automatically stop being Chairman, Deputy Chairman or Chief Executive or the holder of any other executive office to which he was appointed under Article 86.1 if he is no longer a Director. If a Director’s appointment ends by virtue of this Article 86.2, this does not prejudice any claim for breach of contract against the Company which may otherwise apply.

86.3	The Directors can give a Director appointed to an executive post any of the powers which they jointly have as Directors. These powers can be given on terms and conditions decided on by the Directors either in parallel with, or in place of, the powers of the Directors acting jointly.

Back to Contents

The Directors can change the basis on which such powers are given or withdraw such powers.

CHANGING DIRECTORS

87	Age limits

Provisions of the legislation which would restrict the appointment of a Director or require him to stop being a Director because he has reached a particular age do not apply to the Company. This includes restrictions and requirements involving special formalities once an age limit is reached.

88	Retiring Directors

At each Annual General Meeting any Director who was elected or last re-elected a Director at or before the Annual General Meeting held in the third calendar year before the current year shall automatically retire from office.

89	Eligibility for re-election

A retiring Director is eligible for re-election.

90	Re-electing a Director who is retiring

90.1	At the General Meeting at which a Director retires he may be re-elected (as long as the Director has not told the Company in writing that he does not wish to be re-elected) if the shareholders pass an ordinary resolution to re-elect the Director.

90.2	A Director retiring at a General Meeting retires at the end of that meeting or (if earlier) when a resolution is passed to appoint someone in his place. Where a retiring Director is re-elected he continues as a Director without a break.

91	Election of two or more Directors

A single resolution for the election of two or more Directors is void unless the putting of the resolution in this form has been approved by an earlier procedural vote taken at the General Meeting, with no votes cast against.

92	People who can be Directors

92.1	Only the following people can be elected as Directors at a General Meeting:

	•	A Director who is retiring at the meeting.

	•	A person who is recommended by the Directors.

	•	A person who has been proposed by a shareholder who is entitled to attend and vote at the General Meeting.

92.2	A shareholder proposing a Director in accordance with Article 92.1 must deliver to the Registered Office at least seven days before the General Meeting, but not more than 42 days before the meeting (this period includes the date on which the notice is given):

Back to Contents
• a signed letter stating that he intends to propose another person for election as Director; and

• written confirmation from the person to be proposed that he is willing to be elected.

93	The power to fill vacancies and appoint extra Directors

93.1	The Directors can appoint any person as an extra director or to fill a casual vacancy. Any Director appointed in this way must retire at the first Annual General Meeting after his appointment. At this Annual General Meeting he can be elected by the shareholders as a Director.

93.2	Subject to Article 92 at a General Meeting the shareholders can also pass an ordinary resolution to fill a casual vacancy or to appoint an extra Director.

93.3	Extra Directors can only be appointed under this Article up to the limit (if any) on the total number of Directors under the Articles (or any variation of the limit approved by the shareholders under the Articles).

94	Removing and appointing Directors by ordinary resolution

94.1	The shareholders can pass an ordinary resolution to remove a Director, even though his time in office has not ended. This applies despite anything else said in the Articles, or in any agreement between the Company and any Director. Special notice of the ordinary resolution must be given to the Company as required by the legislation. But if a Director is removed in this way, it will not affect any claim which he may have for damages for breach of any contract of service he may have.

94.2	Subject to Article 92, the shareholders can pass an ordinary resolution to appoint a person to replace a Director who has been removed in this way. If no Director is appointed under this Article 94.2, the vacancy can be filled under Article 93.

94.3	Any person appointed under Article 94.2 will be treated, for the purposes of determining the time at which he is to retire, as if he had become a Director on the day on which the Director he replaced was last elected.

95	When Directors are disqualified

95.1	Any Director automatically ceases to be a Director in any of the following circumstances:

	•	If a bankruptcy order is made against him.

	•	If he makes any arrangement or composition with his creditors or applies for an interim order under Section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under the Insolvency Act 1986.

	•	If he becomes of unsound mind.

	•	If he has missed Directors’ meetings for a continuous period of six months, without permission from the Directors, and the Directors pass a resolution stating that he has ceased to be a Director.

	•	If he is prohibited from being a Director under the legislation.

	•	If he:

Back to Contents

		(i)	gives the Company a letter of resignation; or

		(ii)	offers to resign and the Directors pass a resolution accepting the offer.

	•	If all the other Directors pass a resolution, or sign a notice, requiring the Director to resign. He will cease to be a Director when the notice is served on him. But if a Director is removed in this way this is an act of the Company which does not affect any claim for damages for breach of any contract of service which he may have.

	•	If he holds any executive office and his appointment as such is terminated or expires and the Directors resolve that his office should be vacated.

95.2	When a Director stops being a Director for any reason, he will also (unless the Directors otherwise determine) automatically cease to be a member of any committee. Removal from office will be without prejudice to any claim which he or the Company might bring in relation to any contract of service between him and the Company.

DIRECTORS’ MEETINGS

96	Directors’ meetings

The Directors can decide when to have meetings and how they shall be conducted, and on the quorum. They can also adjourn their meetings.

97	Who can call Directors’ meetings

A meeting can be called by any Director. The Company Secretary must also call a meeting if a Director requests a meeting.

98	How Directors’ meetings are called

Meetings are called by serving a notice on all the Directors who are present in the United Kingdom. This notice may be given to a Director personally, by word of mouth, by notice in writing (sent to him at his last known address) or by electronic mail (sent to him at his last known electronic address or fax number). If a Director is outside the United Kingdom he may provide an address inside the United Kingdom or an electronic address or fax number for service of notice when he is abroad. The Company does not have to give such a Director any longer period of notice than he is entitled to when he is in the United Kingdom. Any Director can waive notice of any meeting, including one which has already taken place.

99	Quorum

99.1	If no other quorum is fixed, two Directors are a quorum. A meeting at which a quorum is present can exercise all the powers and discretions of the Directors.

99.2	A person who holds office only as an alternate director shall, if his appointor is not present, be counted in the quorum.

99.3	A Director who ceases to be a Director at a Directors’ meeting can continue to be present and act as a director and be counted in the quorum until the end of that meeting if no other Director objects and a quorum would not otherwise be present.

Back to Contents
100	The chairman of Directors' meetings

The Directors can elect any Director as Chairman or as one or more Deputy Chairmen for such periods as the Directors decide. If the Chairman is at a meeting, he will chair it. In his absence, the chair will be taken by a Deputy Chairman, if one is present. If more than one Deputy Chairman is present, the most senior Deputy Chairman will take the chair, unless the Directors decide otherwise. If there is no Chairman or Deputy Chairman present, or if neither of them is willing to act as chairman, within five minutes of the time when the meeting is due to start, the Directors who are present can choose which one of them will chair the meeting.

101	Voting at Directors’ meetings

Matters for decision which arise at a Directors’ meeting will be decided by a majority vote. If votes are equal, the chairman of the meeting has a second, casting vote.

102	Directors can act even if there are vacancies

102.1	The remaining Directors can continue to act even if one or more of them ceases to be a Director. But if the number of Directors falls below the minimum which applies under Article 80 (including any variation of such minimum approved by an ordinary resolution of shareholders), the remaining Director(s) can only:

• either appoint further Directors to make up the shortfall; or

• convene a General Meeting.

102.2	If no Director or Directors are willing or able to act under this Article 102, any two shareholders can call a General Meeting to appoint extra Directors.

103	Directors' meetings by video conference and telephone

103.1	Any or all of the Directors, or members of a committee, can take part in a meeting of the Directors or of a committee by way of a video conference or conference telephone, or similar equipment, designed to allow everybody to take part in the meeting.

103.2	Taking part in this way will be counted as being present at the meeting. A meeting which takes place by way of video conference, conference telephone or similar equipment will be treated as taking place where most of the participants are present. If there is no largest group, meetings will be treated as taking place where the chairman is present.

103.3	A meeting held in the way described in Article 103.1 will be valid as long as a quorum is present in one single place, or in places connected by way of video conference, telephone conference, or similar equipment.

104	Resolutions in writing

104.1	This Article 104 applies to a written resolution which is signed by all of the Directors who are in the United Kingdom and entitled to receive notice of a Directors’ meeting or by all members of a committee who are in the United Kingdom and entitled to receive notice of a meeting of a committee. This kind of resolution is just as valid and effective as a resolution passed by those Directors or committee members at a meeting or committee meeting which is properly called and held.

Back to Contents
104.2	The resolution can be passed using several copies of a document, if each document is signed by one or more Directors or committee members. These copies can be fax copies. A resolution signed by an alternate director need not also be signed by his appointor. Also, a resolution signed by an appointor of an alternate director need not also be signed by that alternate in that capacity.

104.3	A written resolution will be valid at the time it is signed by the last Director or committee member.

105	The validity of Directors' actions

Everything which is done by any Directors’ meeting, or by a committee of the Directors, or by a person acting as a Director, or as a member of a committee, will, in favour of anyone dealing with the Company in good faith, be valid even though it is discovered later that any Director, or person acting as a Director, was not properly appointed. This also applies if it is discovered later that anyone was disqualified from being a Director, or had ceased to be a Director, or was not entitled to vote. In any of these cases, in favour of anyone dealing with the Company in good faith, anything done will be as valid as if there was no defect or irregularity of the kind referred to in this Article 105.

DIRECTORS’ INTERESTS

106	Directors’ interests in transactions with the Company

106.1	If the legislation allows and he has disclosed the nature and extent of his interest to the Directors, a Director can:

• have any kind of interest in any existing or proposed contract, transaction or arrangement with or involving the Company;

• have any kind of interest in any existing or proposed contract, transaction or arrangement with or involving another company (including being a director, officer or employee) in which the Company has some interest;

• alone (or through some firm or other organisation with which he is associated) do paid professional work for the Company or another company in which the Company has some interest (other than as Auditor).

106.2	A Director does not have to hand over to the Company any benefit he receives as a result of anything allowed under Article 106.1, and no contract, transaction or arrangement of the type described above will be liable to be avoided on the grounds of any Director’s interest or benefit.

106.3	If the Company holds or owns shares in another company, the Directors can exercise votes attached to such shares or if any of the Directors are Directors of such other company, they may vote as Directors of that other company in such manner as they think fit.

107	When Directors can vote on things which they are interested in

107.1	Unless the Articles say otherwise, a Director cannot cast a vote on any contract, arrangement or any other kind of proposal in which he has an interest, and which he knows is a material one. For this purpose, interests of a person who is connected with a Director under Section 346 of the Companies Act are added to the interests of the Director himself. Interests purely

Back to Contents
as a result of an interest in the Company’s shares, debentures or other securities are disregarded. In relation to an alternate director an interest of his appointor shall be treated as an interest of the alternate director. This is in addition to any interest which the alternate director has in his own right. A Director may not be included in the quorum of a meeting in relation to any resolution he is not allowed to vote on.

107.2	But, if the legislation allows this, a Director can vote, and be counted in the quorum, on any resolution about any of the following things, as long as the only material interests he has in it are included in the following list:

•	a resolution about giving him, or any other person, any security, guarantee or indemnity for any money which he, or that other person, has lent at the request of, or for the benefit of the Company or any of its subsidiaries;

•	a resolution about giving him, or any other person, any security, guarantee or indemnity for any liability which he, or that other person, has incurred at the request of, or for the benefit of, the Company or any of its subsidiaries;

•	a resolution about giving any security, guarantee or indemnity to any other person for a debt or obligation which is owed by the Company, or any of its subsidiaries, to that other person, if the Director has taken responsibility for some or all of that debt or obligation. The Director can take this responsibility by giving a guarantee, indemnity or security;

•	a resolution about any proposal relating to an offer of any shares or debentures, or other securities for subscription or purchase by the Company, or any of its subsidiaries, if the Director takes part because he is a holder of shares, debentures or other securities, or if he takes part in the underwriting or sub-underwriting of the offer;

•	a resolution about any proposal involving any other company if the Director has a direct or indirect interest of any kind in that company (including an interest by holding any position in that company, or by being a shareholder of that company which is not a “material interest” as defined below). An interest in shares (as defined for Sections 198 to 211 of the Companies Act) shall be treated for the purposes of this Article 107 as being a material interest if it represents 1 per cent or more of:

•	any class of equity share capital; or

•	the voting rights in any such company.

For these purposes:

•	shares shall not be counted if they are held by a Director as bare or custodian trustee and he has no beneficial interest in them, or if they are comprised in an authorised unit trust scheme in which the Director is interested only as a unit holder; and

•	the interests of any person connected with the Director under Section 346 of the Companies Act are counted as being the Director’s interests.

•	any arrangement for the benefit of employees of the Company, or any of its subsidiaries, which only gives him benefits which are also generally given to the employees to whom the arrangement relates;

Back to Contents

	•	a resolution about any proposal relating to any insurance against liability which the Company can buy and renew for the benefit of Directors, or of a group of people which includes Directors; or

	•	a resolution about a retirement benefits scheme which has been approved, or is conditional on approval, by the Board of Inland Revenue for tax purposes.

107.3	This Article 107.3 applies if the Directors are considering proposals about appointing two or more Directors to positions with the Company or any company in which the Company is interested. It also applies if the Directors are considering setting or changing the terms of any such appointment. These proposals can be split up to deal with each Director separately. If this is done, each Director can vote and be included in the quorum for each resolution, except the one concerning him. A Director cannot vote if the resolution relates to appointing him to a company which the Company is interested in if the Director has an interest of 1 per cent or more in that company in the way described in Article 107.2.

107.4	If any question comes up at a meeting about whether a Director has a material interest, or whether he can vote, and the Director does not agree to abstain from voting on the issue, the question shall be referred to the chairman of the meeting or, if the Director concerned is the chairman, to the other directors at the meeting for a ruling. A ruling under this Article 107.4 about any other Director is final and conclusive, unless the kind and extent of the Director’s interests have not been fairly disclosed to the Directors.

108	More about Directors’ interests

For the purpose of Articles 106 and 107:

•	a general notice given to the Directors that a Director has an interest of the kind stated in the notice in any contract, transaction or arrangement involving any company or person identified in the notice is treated as a standing disclosure that the Director has such interest;

•	an interest of a person who is connected with the Director under Section 346 of the Companies Act will be treated as an interest of the Director;

•	interests which are unknown to the Director and which it is unreasonable to expect him to know about are ignored.

MINUTES

109	Minutes

Directors shall ensure that minutes are made in the appropriate books:

•	recording the appointment of Directors and the Company Secretary (but not any Deputy or Assistant Company Secretary);

•	recording the proceedings of the meetings of the Company, of holders of any class of shares, of the Directors and of committees of the Directors; and

•	recording in each case the names of the Directors present.

Back to Contents

DIRECTORS’ COMMITTEES

110	Delegating powers to committees

110.1	The Directors can delegate any of their powers, or discretions, to committees which may consist of one or more Directors and one or more other people or wholly of Directors or wholly of other people. This includes powers or discretions relating to Directors’ pay or giving benefits to Directors. If the Directors have delegated any power or discretion to a committee, any references in these Articles to using that power or discretion include its use by the committee. Any committee must comply with any regulations laid down by the Directors. These regulations can require or allow people who are not Directors to be co-opted onto the committee, and can give voting rights to co-opted members.

110.2	Unless the Directors decide not to allow this, a committee can sub-delegate powers and discretions to sub-committees or other people. References in these Articles to committees include sub-committees permitted under this Article 110.

111	Committee procedure

If a committee includes two or more members, the Articles which regulate Directors’ meetings and their procedure will also apply to committee meetings (if they can apply to committee meetings), unless these are inconsistent with any regulations for the committee which have been laid down under Article 110.1.

DIRECTORS’ POWERS

112	The power to appoint attorneys

112.1	The Directors can appoint anyone (including the members of a group which changes over time) as the Company’s attorneys by granting a power of attorney or by authorising them in some other way. The attorneys can either be appointed directly by the Directors, or the Directors can give someone else the power to appoint attorneys. The Directors can decide on the purposes, powers, authorities and discretions of attorneys. But they cannot give an attorney any power, authority or discretion which the Directors do not have under these Articles.

112.2	The Directors can decide for how long a power of attorney will last, and they can attach any conditions to it. The power of attorney can also include any provisions on which the Directors decide for the protection and convenience of anybody dealing with the attorney. The power of attorney can also allow the attorney to grant any or all of his power, authority or discretion to any other person.

113	Use of the title of “Director”

113.1	The Directors may:

	•	appoint any person to any office or employment which has a designation or title which includes the word “Director”; or

	•	attach to any existing office or employment with the Company such a designation or title;

Back to Contents
and may terminate any such appointment or the use of any such designation or title.

113.2	The inclusion of the word “Director” in the designation or title of any such office or employment shall not imply that the holder is a Director of the Company. The holder of that designation or title is not empowered to act as, or be deemed to be, a Director of the Company for any of the purposes of these Articles.

114	Signature on cheques etc.

All cheques, promissory notes, drafts, bills of exchange, and other negotiable or transferable instruments, and all receipts for money paid to the Company, can be signed, drawn, accepted, endorsed, or made legally effective, in such manner as the Directors decide by passing a resolution.

115	Borrowing powers

So far as the Companies Act allows, the Directors can exercise all the powers of the Company to:

•	borrow money;

•	issue (subject to the provisions of the Companies Act regarding authority to allot debentures convertible into shares) debentures and other securities; and

•	give any form of:

•	guarantee; or

•	security, either outright or as collateral and over all or any of the Company’s undertaking, property and uncalled capital;

for any debt, liability or obligation of the Company or of any third party.

116	Borrowing restrictions

116.1	The Directors must:

•	limit the Borrowings of the Company; and

•	exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiaries,

ensure that the total amount of all Borrowings by the Group outstanding at any time will not exceed two times the Adjusted Total of Capital and Reserves at such time.

This limitation on Borrowings will only affect subsidiaries to the extent that the Directors can restrict the borrowings of the subsidiaries by exercising the rights or powers of control which the Company has over its subsidiaries. The Company may consent in advance to exceeding the borrowing limit by passing an ordinary resolution at a General Meeting.

116.2	In this Article:

Group means the Company and its subsidiaries for the time being;

Adjusted Total of Capital and Reserves means the aggregate of the share capital and reserves as shown in the latest audited consolidated balance sheet of the Group (including the amount paid up or credited as paid up on the issued share capital of the Company, the share

Back to Contents
premium account, capital redemption reserve, profit and loss account and other reserves included within the Group’s equity shareholders’ funds) (the “Reserves”) but:

•	adjusted as appropriate in respect of any variation to the paid up share capital or reserves since the date of the latest audited consolidated balance sheet as recorded within the monthly management accounting records of the Group;

•	adding any amount which has been deducted at any time from the Reserves of the Group for goodwill arising on consolidation either by direct charge to Reserves or by charge to the Group’s consolidated profit and loss account;

•	adjusted as appropriate to reflect any difference in value between the fixed assets shown in the latest audited consolidated balance sheet of the Group and the net current replacement cost of those fixed assets; and

•	making such other adjustments (if any) as the auditors of the Company consider appropriate.

Borrowings means the aggregate amount of all liabilities and obligations of the Group which in accordance with the accounting bases and principles of the Group are treated as borrowings in the latest audited consolidated balance sheet of the Group but:

	•	adjusted as appropriate in respect of any variation to borrowings since the date of the latest audited consolidated balance sheet as recorded within the monthly management accounting records of the Group;

	•	excluding any borrowings under finance or structured tax lease arrangements to the extent matched as part of those arrangements by deposits of cash or cash equivalent investments which are treated by the creditor concerned as available to reduce its net exposure; and

	•	making such other adjustments (if any) as the auditors of the Company consider appropriate.

116.3	The determination of the Company’s auditors as to the amount of the Adjusted Total of Capital and Reserves and the total amount of Borrowings at any time shall be conclusive and binding on all concerned and for the purposes of their computation the Company’s auditors may at their discretion make such further or other adjustments (if any) or determinations as they think fit. Nevertheless the Directors may act in reliance on a bona fide estimate of the amount of the Adjusted Total of Capital and Reserves and the total amount of Borrowings at any time and if in consequence the borrowing limit is inadvertently exceeded an amount of borrowings equal to the excess may be disregarded until the expiration of three months after the date on which by reason of a determination of the Company’s auditors or otherwise the Directors became aware that such a situation has or may have arisen.

116.4	No lender or other person dealing with the Group need be concerned whether the borrowing limit is observed. No debt incurred or security given in breach of the borrowing limit will be invalid or ineffective unless the lender or the recipient of the security had express notice at the time when the debt was incurred or security given, that the limit had been or would as a result be breached.

Back to Contents

ALTERNATE DIRECTORS

117	Alternate Directors

117.1	Any Director may appoint any person (including another Director) to act in his place (such person is called an alternate director). Such appointment requires the approval of the Directors, unless the proposed alternate director is another Director. A Director appoints an alternate director by delivering a signed appointment (or in any other manner which has been approved by the Directors) to the Company. An alternate director need not be a shareholder.

117.2	The appointment of an alternate director ends if the Director appointing him ceases to be a Director, unless that Director retires at a General Meeting at which he is re-elected under Article 90. A Director can also remove his alternate by delivering a signed notice (or doing something else which has been approved by the Directors) delivered to the Registered Office. An alternate director can also be removed as an alternate by a resolution of the Directors.

117.3	An alternate director is entitled to receive notices of Directors’ meetings once he has given the Company an address, electronic address or fax number to which notices may be served on him. He is entitled to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present and generally at such meeting to perform all functions of the Director appointing him as a Director. If he is himself a Director or attends any such meeting as an alternate for more than one Director, he will have one vote for each Director for whom he acts as an alternate, in addition to his own vote as a Director. However, he may not be counted more than once for the purposes of the quorum. If his appointor is temporarily unable to act through ill health or disability or is out of the United Kingdom, his signature to any resolution in writing of the Directors is as effective as the signature of his appointor.

117.4	If the Directors decide to allow this, this Article 117 also applies in a similar fashion to any meeting of a committee of which his appointor is a member.

117.5	An alternate director shall be an officer of the Company and shall alone be responsible to the Company for his own actions and mistakes. Except as said in this Article 117, an alternate director:

• does not have power to act as a Director;

• is not considered to be a Director for the purposes of the Articles;

• is not considered to be the agentof his appointor; and

• cannot appoint an alternate director.

117.6	Subject to the legislation, an alternate director is entitled to contract and be interested in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be indemnified to the same extent as if he were a Director. However, he is not entitled to receive from the Company as alternate director any pay, except only such part (if any) of the pay otherwise payable to his appointor as such appointor may direct the Company in writing to pay to his alternate or (unless the Company by ordinary resolution decides otherwise).

Back to Contents

THE COMPANY SECRETARY

118	The Company Secretary and Deputy and Assistant Company Secretaries

118.1	The Company Secretary is appointed by the Directors. The Directors decide on the terms and period of his appointment so long as allowed to do so by the legislation. The Directors may also remove the Company Secretary, but this does not affect any claim for damages against the Company for breach of any contract of employment he may have. The Directors may appoint two or more people to be joint Company Secretaries.

118.2	The Company Secretary can appoint one or more people to be Deputy or Assistant Company Secretary. The Company Secretary may also remove any Deputy or Assistant Company Secretary, but this does not affect any claim for damages against the Company for breach of any contract of service he may have. Anything which the Articles or the legislation require, or allow, to be done by the Company Secretary can also be done by any Deputy or Assistant Company Secretary.

118.3	Anything which the legislation allows to be done by or to a Director and the Company Secretary, cannot be done by or to one person acting as both a Director and a Company Secretary.

THE SEAL

119	The Seal

119.1	The Directors are responsible for arranging for the Seal and any Securities Seal to be kept safely. The Seal and any Securities Seal can only be used with the authority of the Directors (or any one or them). The Securities Seal can be used only for sealing securities issued by the Company in certificated form and sealing documents creating or evidencing securitiesissued by the Company.

119.2	Subject to the provisions of these Articles which relate to share certificates, every document which is sealed using the Seal must be signed personally by:

• two Directors; or

• the Company Secretary; or

• any other persons who are authorised to do so by the Directors (or any one of them).

119.3	Where a signature is required to witness the Seal, the Directors may decide that the individual need not sign the document personally but that his signature may be printed on it mechanically, electronically or in any other way the Directors approve.

119.4	Securities and documents which have the Securities Seal stamped on them do not need to be signed unless the Directors or the legislation require this.

119.5	The Directors can use all the powers given by the legislation relating to official seals for use abroad.

119.6	Certificates for debentures or other securities of the Company may be printed in any way and may be sealed and/or signed for in any manner allowed by these Articles.

119.7	As long as it is allowed by the legislation, any document which is signed by one Director and the Company Secretary or by two Directors and expressed to be entered into by the

Back to Contents
Company shall have the same effect as if it had been made effective by using the Seal. However no document which states that it is intended to have effect as a deed shall be signed in this way without the authority of the Directors or of a committee authorised by the Directors to give such authority.

AUTHENTICATING DOCUMENTS

120	Establishing that documents are genuine

120.1	Any Director, or the Company Secretary, has power to authenticate any of the following things, and to certify copies or extracts from them as true copies or extracts:

	•	any documents relating to the Company’s constitution;

	•	any resolutions passed by the shareholders, or by the Directors or by a committee of the Directors; and

	•	any books, documents, records or accounts which relate to the Company’s business.

120.2	The Directors can also give this power to others. When any books, documents, records and accounts are not kept at the Registered Office, the person who holds them is treated as a person who has been authorised by the Directors to authenticate any of them, and to provide certified copies or extracts from them.

120.3	This Article 120.3 applies to a document which appears to be a copy of a resolution or an extract from the minutes of any meeting, and which is certified as a copy or extract as described in Article 120.1 or 120.2. This document is conclusive evidence for anyone who deals with the Company on the strength of the document that:

	•	the resolution has been properly passed; or

	•	the extract is a true and accurate record of the proceedings of a valid meeting.

RESERVES

121	Setting up reserves

The Directors can set aside any profits of the Company and hold them in a reserve. The Directors can decide to use these sums for any purpose for which the profits of the Company can lawfully be used. Sums held in a reserve can either be employed in the business of the Company or be invested. The Directors can divide the reserve into separate funds for special purposes and alter the funds into which the reserve is divided. The Directors can also carry forward any profits without holding them in a reserve. The Directors must comply with the restrictions under the legislation which relate to reserve funds.

122	Assets bought as from a past date

This Article 122 applies if the legislation allows this and the Directors decide to deal with profits, losses, dividends or interest as this Article allows. Where any asset, business or property is bought by the Company as from a past date (whether such date be before or after the incorporation of the Company), any of the profits and losses from such date can be added to the Company’s revenue account and treated for all purposes as profits or losses of the Company. Similarly, where shares or securities are purchased with any dividend or interest,

Back to Contents
any such dividend or interest can be treated as revenue, rather than being treated as a capital item.

DIVIDENDS

123	Final dividends

The Directors may recommend the amount of any final dividend. The shareholders can then declare dividends by passing an ordinary resolution. No such dividend can exceed the amount recommended by the Directors.

124	Fixed and interim dividends

124.1	If the Directors consider that the profits of the Company justify such payments, they can:

• pay the fixed dividends on any class of shares carrying a fixed dividend on the dates prescribed for the payment of such dividends; and

• pay interim dividends on shares of any class of such amounts and on such dates and for such periods as they decide. But no interim dividend shall be paid on shares which carry deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear (on any one of them).

124.2	If the Directors act in good faith, they are not liable to the holders of any shares for any loss they may suffer because a lawful dividend has been paid under this Article 124 on other shares which rank equally with or behind their shares.

125	Dividends not in cash

If the Directors recommend this, the shareholders can pass an ordinary resolution to direct all or part of a dividend to be paid by distributing specific assets (and in particular paid-up shares or debentures of any other company). The Directors must give effect to such resolution. Where any difficulty arises on the distribution or valuation of the assets, the Directors can settle it as they decide. In particular, they can:

	•	issue fractional certificates (or ignore fractions);

	•	value assets for distribution purposes;

	•	pay cash of a similar value to adjust the rights of persons entitled to the dividend; and/or

	•	transfer any assets to trustees for persons entitled to the dividend.

126	Apportioning dividends

All dividends will be divided and paid in proportions based on the amounts which have been paid upon the shares during any of the period for which the dividend is paid. Sums which have been paid upin advance of calls do not count as paid upfor this purpose. But if the terms-of-any share say that it will be entitled to a dividend as if it were a fully paid-up, or partly paid-up, share from a particular date (in the past or the future), it will be entitled to a dividend on this basis. This Article 126 applies unless the rights attached to any shares, or the terms-of-any shares, say otherwise.

Back to Contents
127	Deducting amounts owing from dividends and other money

If a shareholder owes any money for calls on shares, or money relating in any other way to shares, the Directors can deduct any of this money from:

•	any dividend on any shares held by the shareholder; or

•	any other money payable by the Company in connection with the shares.

Money deducted in this way can be used to pay amounts owed to the Company in connection with the shares.

128	Payments to shareholders

128.1	Any dividend or other money payable in cash (whether in sterling or foreign currency) relating to a share can be paid:

• by cheque or warrant or any other similar financial instrument made payable to the shareholder who is entitled to it and sent direct to his registered address or, in the case of joint shareholders, to the shareholder who is first named in the Register and sent direct to his registered address, or to someone else named in a written instruction from the shareholder (or from all joint shareholders);

• in the case of shares in uncertificated form, by the use of a relevant system;

• by inter-bank transfer or other electronic means to an account named in a written instruction from the person receiving the payment; and/or

• in some other way agreed between the shareholder (or all joint shareholders) and the Company.

128.2	For joint shareholders, or persons jointly and automatically entitled to shares by law, the Company can rely on a receipt for a dividend or other money paid on shares from any one such person.

128.3	Cheques and warrants are sent, and payment in any other way is made, at the risk of the people who are entitled to the money. The Company is treated as having paid a dividend if such a cheque or warrant is cleared or if a payment using a relevant system or bank transfer or other electronic means is made in accordance with instructions given by the Company. The Company will not be responsible for a payment which is lost or delayed.

128.4	Unless the rights attached to any shares, or the terms of any shares, or the Articles say otherwise, a dividend, or any other money payable in respect of a share, can be paid in whatever currency the Directors decide using an appropriate exchange rate selected by the Directors for any currency conversions which are required.

128.5	No dividend or other sum payable by the Company on or in respect of its shares carries a right to interest from the Company unless the rights of the shares provide otherwise.

128.6	If the person entitled to the dividend is an employee of the Company or of one of its subsidiaries, the cheque may instead be sent to that person through the internal post system of the Company or that subsidiary.

Back to Contents
129	Record dates for payments and other matters

Any dividend or distribution on any shares can be paid to the holder or holders of the shares shown on the Register at the close of business on a particular day stated in the resolution passed for payment of the dividend or providing for the distribution. It will be based on the number of shares registered on that day. This Article 129 applies whether what is being done is the result of a resolution of the Directors or a resolution passed at a General Meeting. The date can be before any relevant resolution was passed. This Article 129 does not affect the rights between past and present shareholders to payments or other benefits.

130	Dividends which are not claimed

130.1	If a dividend has not been claimed for one year after the passing of either the resolution passed at a General Meeting declaring that dividend, or the resolution of the Directors providing for payment of that dividend (whichever is later), the Directors may invest the dividend or use it in some other way for the benefit of the Company until the dividend is claimed. If the Directors decide to pay unclaimed dividends into a separate account, the Company will not be a trustee of the money and will not be liable to pay any interest on it. Any dividend which has not been claimed for 12 years after the date on which the dividend was declared or became due for payment (whichever is later) may be forfeited and belong to the Company if the directors so decide.

130.2	The Company can stop paying dividends by cheque or other payment order if cheques or other payment orders for two dividends in a row are sent back or not cashed. The Company can start paying dividends in this way again if the shareholder or a person automatically entitled to the shares by law:

• claims those dividends (before they are forfeited under Article 130.1); and

• does not tell the Company to start paying dividends in some other way.

131	Waiver of dividends

All or any dividend can be waived by means of a document on which the Company acts. The document must be signed by the shareholder (or the person automatically entitled to the shares by law) and delivered to the Company. The document need not be in the form of a deed.

CAPITALISING RESERVES

132	Capitalising reserves

132.1	Subject to any special rights attaching to any class of shares, the shareholders can pass an ordinary resolution to allow the Directors to change into capital any sum:

• which is part of any of the Company’s reserves (including premiums received when any shares were issued, capital redemption reserves or other undistributable reserves); or

• which the Company is holding as undistributed profits.

132.2	Unless the ordinary resolution states otherwise the Directors will use the sum which is changed into capital by setting it aside for the Ordinary Shareholders or other shareholders so entitled on the Register at the close of business on the day the resolution is passed (or

Back to Contents
another date stated in the resolution or fixed as stated in the resolution). The sum set aside must be used to pay up on the shareholders’ behalf any amount which is unpaid on shares held by them or to pay up in full shares of the Company and allot such shares and distribute them to shareholders (or as they may direct) as bonus shares in proportion to their holdings of Ordinary Shares at the time. The shares can be Ordinary Shares or, if the rights of other existing shares allow this, shares of some other class. The Directors may resolve that any shares allotted to any shareholder in respect of his holding of partly paid shares shall only entitle that shareholder to a dividend to the extent that those partly paid shares entitle him.

132.3	If any difficulty arises in operating this Article 132, the Directors can resolve it in any way which they decide. For example they can deal with entitlements to fractions of a share by deciding that the benefit of share fractions belongs to the Company or that share fractions are ignored or by dealing with fractions in some other way including by cash payment.

132.4	The Directors can appoint any person to sign any contract with the Company on behalf of those who are entitled to shares under the resolution. Such a contract is binding on all concerned.

SCRIP DIVIDENDS

133	Shareholders can be offered the right to receive extra shares instead of cash dividends

133.1	The Directors are authorised, generally and without conditions, to offer to holders of Ordinary Shares the right to choose to receive extra Ordinary Shares, which are credited as fully paid-up, instead of some or all of their cash dividend. They are authorised to do this for the period which begins on the date on which these Articles are adopted (which is shown on the first page of these Articles) and ends on the date of the Annual General Meeting of the Company occurring in 2006. Thereafter, the shareholders must have passed an ordinary resolution authorising the Directors to make this offer before the Directors can do this.

133.2	The ordinary resolution can apply to a particular dividend or dividends. Or it can apply to some or all of the dividends which may be declared or paid in the period up to and including the Annual General Meeting which is held in the fifth year after the ordinary resolution is passed.

133.3	The Directors can offer shareholders the right to request new shares instead of cash for:

• the next dividend; or

• all future dividends (if a share alternative is made available), until they tell the Company that they no longer wish to receive new shares.

The Directors can also allow shareholders to choose between these alternatives.

133.4	A shareholder is entitled to Ordinary Shares whose total relevant value is as near as possible to the cash dividend (excluding any tax credit) he would have received. The relevant value of a share is a value calculated in the manner set out in the ordinary resolution or, if the ordinary resolution does not set this out, then the relevant value of a share is the average value of the Ordinary Shares for the five dealing days starting from, and including, the day when the shares are first quoted “ex dividend”. This average value is worked out from the average middle market quotations for the Ordinary Shares on the London Stock Exchange, as published in its Daily Official List. A certificate or report from the Company’s auditor as to the amount of relevant value will be conclusive evidence of that amount.

Back to Contents
133.5	After the Directors have decided to apply this Article 133 to a dividend, they must notify eligible shareholders in writing (or where the legislation permits, by electronic mail) of their right to opt for new shares. This notice should also say how, where and when shareholders must notify the Company if they wish to receive new shares. Where shareholders have already opted to receive new shares in place of all future dividends, if new shares are available, the Company need not notify them of a right to opt for new shares. Instead, the Company will remind them that they have already opted for new shares and tell them how to tell the Company if they wish to start receiving cash dividends again.

133.6	The Directors can set a minimum number of Ordinary Shares in respect of which the right to choose new shares can be exercised. No shareholders will receive a fraction of a share. The Directors can decide how to deal with any fractions left over. The Company can, if the Directors decide, have the benefit of these left over fractions.

133.7	The Directors can exclude or restrict the right to opt for new shares, or make any other arrangements where they decide that this is necessary or convenient to deal with any of the following legal or practical problems:

• problems relating to laws of any territory; or

• problems relating to the requirements of any recognised regulatory body or stock exchange in any territory; or

• where special formalities would otherwise apply in connection with the offer of new shares.

133.8	So far as a shareholder opts to receive new shares, no dividend on the shares for which he has opted to receive new shares (which are called the elected shares), will be declared or payable. Instead, new Ordinary Shares will be allotted on the basis set out earlier in this Article 133. To do this the Directors will convert into capital the sum equal to the total nominal amount of the new Ordinary Shares to be allotted. They will use this sum to pay up in full the appropriate number of new Ordinary Shares. These will then be allotted and distributed to the holders of the elected shares as set out above. The sum to be converted into capital can be taken from any amount which is then in any reserve or fund (including the share premium account, any capital redemption reserve and the profit and loss account). Article 132 applies to this process, so far as it is consistent with this Article 133.

133.9	Unless the Directors decide otherwise or the CREST Regulations or the rules of a relevant system require otherwise, any new shares which an Ordinary Shareholder has chosen to receive instead of some or all of his cash dividend will be:

• shares in uncertificated form if the corresponding elected shares were uncertificated shares on the record date for that dividend; and

• shares in certificated form if the corresponding elected shares were shares in certificated form on the record date for that dividend.

133.10	The new Ordinary Shares rank equally in all respects with the existing fully paid-up Ordinary Shares on the record date for the dividend. But, they are not entitled to share in the dividend from which they arose and do not allow the holder to opt for new shares instead of that dividend.

133.11	The Directors can decide that new shares will not be available in place of any cash dividend. They can decide this at any time before new shares are allotted in place of such dividend, whether before or after shareholders have opted to receive new shares.

Back to Contents
133.12	The Directors have the power to do all acts and things they consider necessary to give effect to this Article.

ACCOUNTS

134	Accounting and other records

The Directors shall make sure that proper accounting records that comply with the legislation are kept to record and explain the Company’s transactions.

135	Location and inspection of records

135.1	The accounting records shall be kept:

• at the Registered Office; or

• at any other place which the legislation allows, and on which the Directors decide.

135.2	The Directors and the Company Secretary (but not any Deputy or Assistant Company Secretary) always have the right to inspect the accounting records.

135.3	Anyone else (including a shareholder) does not have any right to inspect any books or papers of the Company unless:

• the legislation or a proper court order or an ordinary resolution of the Company gives him that right; or

• the Directors authorise him to do so.

136	Sending copies of accounts and other documents

136.1	This Article 136 applies to every balance sheet and profit and loss account to be laid before the shareholders at a General Meeting with any other document which the legislation requires to be attached to these, including the Directors’ and auditors’ reports.

136.2	Copies of the documents set out in Article 136.1 must be sent to the Company’s shareholders and debenture holders and all other people to whom the Articles, or the legislation, require the Company to send them. This must be done at least 21 clear days before the relevant General Meeting. But the Company need not send these documents to:

• shareholders who are sent summary financial statements in accordance with the legislation;

• more than one joint holder of shares or debentures; or

• any person for whom the Company does not have a current address.

136.3	Shareholders or debenture holders who are not sent copies can receive a copy free of charge by applying to the Company at the Registered Office.

136.4	If permitted by the legislation and agreed to by the shareholder, the documents set out in this Article may be delivered by electronic communication.

Back to Contents

AUDITORS

137	Acts of Auditors

The Directors must appoint auditors for the Company. So far as the legislation allows, the actions of a person acting as an auditor are valid in favour of someone dealing with the Company in good faith, even if there was some defect in the person’s appointment or the person was at any time not qualified to act as an auditor.

138	Auditors at General Meetings

An auditor can attend any General Meeting. He can speak at General Meetings on any business which is relevant to him as auditor.

NOTICES

139	Serving and delivering notices and other documents

139.1	The Company can serve or deliver any offer, notice or other document, including a share certificate, on or to a shareholder:

	•	personally;

	•	by posting it in a letter (with postage paid) to the address recorded for him on the Register;

	•	by delivering it to that address;

	•	if the shareholder is also an employee of the Company or one of its subsidiaries, through the internal post system of the Company or that subsidiary;

	•	so far as the legislation allows (and except in relation to share certificates), by electronic mail to an electronic address or fax number in the United Kingdom notified by the shareholder in writing or by electronic mail to an address notified to the shareholder for that purpose; or

	•	by an advertisement published in at least one national newspaper published in the United Kingdom.

However, Articles 139 to 145 do not affect any provision of the legislation or the Articles requiring offers, notices or documents to be served in a particular way.

139.2	Any notice to be given to a shareholder may be given by reference to the Register as it stands at any time within the period of 15 days before the notice is given. No change in the Register after that time shall invalidate the giving of the notice.

139.3	Every person who becomes entitled to a share is bound by any notice given to the person from whom he derives his title. This is so even if the person who becomes entitled to their share has not been entered on the Register. This Article 139.3 does not apply to a notice given under Section 212 of the Companies Act.

140	Notices to joint holders

When a notice or document is to be given to joint shareholders it shall be given to the joint shareholder who is listed first on the Register, but ignoring any joint shareholder without a

Back to Contents
United Kingdom address under Article 139 or Article 141. A notice given in this way is treated as given to all of the joint holders.

141	Notices for shareholders with foreign addresses

141.1	This Article 141 applies to a shareholder whose address on the Register is outside the United Kingdom. He can give the Company a United Kingdom address where notices or documents can be served on him. If he does, he is entitled to have notices or documents served on him at that address. Otherwise, he is not entitled to receive any notices and documents from the Company.

141.2	For shareholders registered on a branch register notices or documents can be posted in the United Kingdom or in the country where the branch register is kept.

142	When notices are served or deemed to be served

142.1	If a notice, or any other kind of document, is sent through the post, it is treated as being served or delivered on the day after it was posted (or on the day after that, if second class post is used). If such a notice or document is sent to a shareholder who is an employee of the Company or of one of its subsidiaries by the relevant internal post it is treated as served or delivered on the day after it was posted. It can be proved that a notice or other document was served by post (or internal post) by showing that:

• the letter containing the notice or document was properly addressed; and

• it was put into the postal system with postage paid (where applicable).

142.2	If an advertisement is published in a newspaper as provided for in Article 139.1 then notice will be served on the date of the publication of the newspaper.

142.3	To the extent permitted by the legislation and these Articles a notice or document sent by electronic mail is treated as being served or delivered at the expiration of two hours from the time on the day it was sent. It can be proved, subject to the legislation, that a notice or other document was served by electronic mail by showing that it was sent in accordance with guidance issued by the Institute of Chartered Secretaries and Administrators.

142.4	If a member is present at any shareholders meeting either in person or by proxy or in the case of a corporate member by a duly authorised company representative he shall be deemed to have received notice of the meeting and of the reason why it was called.

143	Serving notices and documents on shareholders who have died or are bankrupt

This Article 143 applies where a shareholder has died, has become of unsound mind or become bankrupt or is in liquidation, but is still registered as a shareholder. It applies whether he is registered as a sole or joint shareholder. A person who is automatically entitled to such shareholder’s shares by law and who proves this to the reasonable satisfaction of the Directors can give a United Kingdom address for service of notices and documents. If this is done, notices and documents must be sent to that address. Otherwise, if any notice, or other document, is served on the shareholder named on the Register, or sent to him in accordance with the Articles, this will be valid despite his death, unsound mind, bankruptcy or liquidation. This applies even if the Company knew about these things. If notices or documents are served or sent in accordance with this Article 143, there is no need to send them to, or serve them in any other way on, any other people who may be involved.

Back to Contents
144	If documents are accidentally not sent

If any notice, or other document relating to any meeting or other proceeding, is accidentally not sent, or is not received, the meeting or other proceeding will not be invalid as a result.

145	When entitlement to notices stops

This Article 145 applies if on three consecutive occasions notices or other communications have been sent by post to a shareholder at his registered address (or, in the case of a shareholder whose registered address is not within the United Kingdom, any address given by him to the Company for the service of notices) but have been returned undelivered. The shareholder shall not be entitled to receive any subsequent notice or other communication until he has given to the Company a new registered address (or, in the case of a member whose registered address is not within the United Kingdom, a new address for the service of notices). For the purposes of this Article 145, references to a communication include references to any cheque or other instrument of payment; but nothing in this Article 145 shall entitle the Company to cease sending any cheque or other instrument of payment for any dividend, unless it is also entitled under Article 130.2 to do so. This Article 145 is subject to the provisions of the Companies Act.

WINDING UP

146	Distribution of assets in kind

If the Company is wound up (whether the liquidation is voluntary, under supervision of the Court, or by the Court) the liquidator can, with the authority of an extraordinary resolution passed by the shareholders and any other sanction required by the legislation, divide among the shareholders the whole or any part of the assets of the Company. This applies whether the assets consist of property of one kind or different kinds. For this purpose, the liquidator can set such value as he considers fair upon any property and decide how such division is carried out as between shareholders or different groups of shareholders. The liquidator can also, with the authority of an extraordinary resolution passed by the shareholders and any other sanction required by the legislation, transfer any part of the assets to trustees upon such trusts for the benefit of shareholders as the liquidator decides. The liquidation of the Company can then be closed and the Company dissolved. However no past or present shareholder can be compelled to accept any shares or other property under this Article 146 which carries a liability.

DESTROYING DOCUMENTS

147	Destroying documents

147.1	The Company can destroy:

	•	all transfer forms for shares, and documents sent to support a transfer, and any other documents which were the basis for making an entry on the Register, after six years from the date of registration;

	•	all dividend payment instructions and notifications of a change of address or name, after two years from the date these were registered; and

	•	all cancelled share certificates, after one year from the date they were cancelled.

Back to Contents
147.2	If the Company destroys a document in accordance with Article 147.1, it is conclusively treated as having been a valid and effective document in accordance with the Company’s records relating to the document. Any action of the Company in dealing with the document in accordance with its terms before it was destroyed is conclusively treated as properly taken.

147.3	This Article 147 only applies to documents which are destroyed in good faith and if the Company is not on notice of any claim to which the document may be relevant.

147.4	For documents relating to shares in uncertificated form, the Company must also comply with any rules (as defined in the CREST Regulations) which limit its ability to destroy these documents.

147.5	A document may be destroyed earlier than the dates mentioned in Article 147.1 if a permanent record of that document is made before its destruction.

147.6	This Article 147 does not make the Company liable:

• if it destroys a document earlier than referred to in Article 147.1; or

• if the Company would not be liable if this Article 147 did not exist.

147.7	This Article 147 applies whether a document is destroyed or disposed of in some other way.

INDEMNITY AND INSURANCE

148	Indemnity

148.1	So far as the legislation allows, every Director, Company Secretary or other officer of the Company shall be indemnified by the Company out of its own funds against all costs, charges, losses, expenses and liabilities incurred by him:

	•	in performing or omitting to perform his duties; and/or

	•	in exercising or omitting to exercise his powers; and/or

	•	in supposedly doing any of these things; and/or

	•	otherwise in relation to or in connection with his duties, powers or office in the Company or in any subsidiary of the Company or in any other company or body undertaken at the request of the Company.

148.2	The liabilities covered by Article 148.1 include, for example, any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or claimed to have been done or omitted by him as an officer or employee of the Company:

	•	in which judgement is given in his favour; or

	•	in which the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part;

	•	in which he is acquitted; or

	•	in connection with any application under any legislation for relief from liability in respect of any such act or omission where relief is granted to him by the Court.

Article 148.1 also covers any liability to pay an amount in respect of shares acquired by a nominee of the Company.

Back to Contents
148.3	So far as the legislation allows, every Director, Company Secretary or other officer of the Company is exempted from any liability to the Company where that liability would be covered by the indemnity in Article 148.1.

148.4	For the purpose of this Article 148 each of the following is a Relevant Company:

	•	the Company;

	•	any holding company of the Company;

	•	any body, whether or not incorporated, in which the Company or such holding company or any of the predecessors of the Company or of such holding company has or had any interest, whether direct or indirect; and

	•	any body, whether or not incorporated, which is in any way allied to or associated with the Company, or any subsidiary of the Company or such other body.

148.5	Without limiting Articles 148.1 and 148.2 in any way, the Directors can arrange for the Company to purchase and maintain insurance for or for the benefit of any persons who are or may become or were at any time:

	•	Directors, officers or employees of any Relevant Company; or

	•	trustees of any pension fund or employees’ benefit scheme in which employees of any Relevant Company are interested.

This includes, for example, insurance against any liability incurred by such persons for any act or omission:

•	in performing or omitting to perform their duties; and/or

•	in exercising or omitting to exercise their powers; and/or

•	in supposedly doing any of these things; and/or

•	otherwise in relation to their duties, powers or offices in the Company or in any subsidiary of the Company or in any other company or body undertaken at the request of the Company.

Back to Contents

Glossary

About the glossary

This glossary is to help readers understand the Company’s Articles of Association. Words are explained as they are used in the Articles – they might mean different things in other documents. The glossary is not legally part of the Articles, and it does not affect their meaning. The definitions are intended to be a general guide – they are not precise.

abrogate If the special rights of a share are abrogated, they are cancelled or withdrawn.

adjourn Where a meeting breaks, to be continued at a later time or day, at the same or a different place.

allot When new shares are allotted, they are set aside for the person they are intended for. This will normally be after the person has agreed to pay for a new share, or has become entitled to a new share for any other reason. As soon as a share is allotted, that person gets the right to have his name put on the register of shareholders. When he has been registered, the share has also been issued.

American Depositary Shares A dollar denominated security issued by a depositary bank which represents a shareholding in a company’s ordinary shares. When the depositary bank issues such shares, it does so in the form of American Depositary Receipts which each represent a fixed number of such shares.

asset Anything which is of any value to its owner.

attorney An attorney is a person who has been appointed to act for another person. The person is appointed by a formal document, called a power of attorney.

automatically entitled to a share by law In some situations, a person will be entitled to have shares which are registered in somebody else’s name registered in his own name. Or he can require the shares to be transferred to another person. When a shareholder dies, or the sole survivor of joint shareholders dies, his personal representatives have this right. If a shareholder is made bankrupt, his trustee in bankruptcy has the right.

beneficial interest (or ownership) A person on whose behalf or for whose benefit a trustee holds shares has a beneficial interest in those shares.

brokerage Commission which is paid to a broker by a company issuing shares, where the broker’s clients have applied for shares.

call A call to pay money which is due on shares which has not yet been paid. This happens if a company issues shares which are partly paid, where money remains to be paid to that company for the shares. The money which has not been paid can be “called” for. If all the money to be paid on a share has been paid, the share is called a fully paid (or paid up) share.

capitalise To convert some or all of the reserves of a company into capital (such as shares).

capital redemption reserve A reserve of funds which a company may have to set up to keep its capital base when shares are redeemed or bought back.

casual vacancy A vacancy amongst the Directors which occurs by reason of the death, resignation or disqualification of a Director, or from the failure of an elected Director to accept

Back to Contents
his appointment, or for any other reason except the retirement of a Director in accordance with the Articles.

company representative If a company owns shares, it can appoint a person to be a company representative to attend a shareholders’ meeting to speak and vote for it.

consolidate When shares are consolidated, they are combined with other shares – for example every three 10p shares might be consolidated into one new 30p share.

debenture A typical debenture is a long-term borrowing by a company. The loan usually has to be repaid at a fixed date in the future, and carries a fixed rate of interest.

declare When a dividend is declared, it becomes due to be paid.

dividend arrears This includes any dividends on shares with cumulative rights which could not be paid, but which have been carried forward.

dividend warrant A dividend warrant is similar to a cheque for a dividend.

ex dividend When a share goes “ex dividend”, a person who buys it will not be entitled to the dividend which has been declared shortly before he bought it. When a share has gone “ex dividend”, the seller is entitled to this dividend, even though it will be paid after he has sold his share.

executed A document is executed when it is signed, or sealed or made valid in some other way.

exercise When a power is exercised, it is put to use.

extraordinary resolution A decision reached by a majority of at least 75 per cent of the votes cast.

forfeit When a share is forfeited, it is taken away from the shareholder and goes back to the company. This process is called “forfeiture”. This can happen if a call on a partly paid share is not paid on time.

fully paid shares When all of the money which is due to a company for a share has been paid, a share is called a fully paid (or paid up) share.

General Meeting A meeting of the shareholders of the Company.

good title If a person has good title to a share, he owns it outright.

holding company A company which controls another company (for example by owning a majority of its shares) is called the holding company of that other company. The other company is the subsidiary of the holding company.

indemnity If a person gives another person an indemnity, he promises to make good any losses or damage which the other might suffer. The person who gives the indemnity is said to indemnify the other person.

in issue See issue.

instruments Formal legal documents.

issue When a share has been issued, everything has been done to make the shareholder the owner of the share. In particular, the shareholder’s name has been put on the register of shareholders. Existing shares which have been issued are in issue.

Back to Contents
liabilities Debts and other obligations.

liable jointly and severally Where more than one person is liable jointly and severally it means that any one of them can be sued for the full amount, or they can all be sued together.

lien Where a company has a lien over shares, it can take the dividends, and any other payments relating to the shares which it has a lien over, or it can sell the shares, to repay the debt and so on.

members Shareholders.

negotiable instrument A document such as a cheque, which can be freely transferred from one person to another.

nominal amount or value The value of the share in the Company’s accounts. The nominal value of the Ordinary Shares is 10p. This value is shown on the share certificate for a share. When the Companyissues new shares this can be for a price which is at a premium to the nominal value. When shares are bought and sold on the stock market this can be for more, or less, than the nominal value. The nominal value is sometimes also called the “par value”.

objects of a company The business activities that the company is authorised to carry on. The Company’s objects are set out in Clause 4 of its Memorandum.

ordinary resolution A decision reached by a simple majority of votes – that is by more than 50 per cent of the votes cast.

partly paid shares If any money remains to be paid on a share, it is said to be partly paid. The unpaid money can be called for.

personal representatives A person who is entitled to deal with the property (“the estate”) of a person who has died. If the person who has died left a valid will, the will appoints “executors” who are personal representatives. If the person died without a will, the courts will appoint one or more “administrators” to be the personal representatives.

poll On a poll vote, the number of votes which a shareholder has will depend on the number of shares which he owns. An Ordinary Shareholder has one vote for each share he owns. A poll vote is different to a show of hands vote, where each person who is entitled to vote has just one vote, however many shares he owns.

power of attorney A formal document which legally appoints one or more persons to act on behalf of another person.

pre-emption rights The right of some shareholders which is given by the Companies Act to be offered a proportion of certain classes of newly issued shares and other securities before they are offered to anyone else. This offer must be made on terms which are at least as favourable as the terms offered to anyone else.

premium If a company issues a new share for more than its nominal value (for example because the market value is more than the nominal value), the amount above the nominal value is the premium.

proxy A proxy is a person who is appointed by a shareholder to attend a meeting and vote for that shareholder. A proxy is appointed by using a proxy form. A proxy does not have to be a shareholder. A proxy can only vote on a poll, and not on a show of hands.

Back to Contents
proxy form A form which a shareholder uses to appoint a proxy to attend a meeting and vote for him. The proxy form must be delivered to the Company before the meeting to which it relates.

quorum The minimum number of shareholders who must be present before a meeting can start. When this number is reached, the meeting is said to be “quorate”.

rank and ranking When either capital or income is distributed to shareholders, it is paid out according to the rank (or ranking) of the shares. For example, a share which ranks before (or above) another share in sharing in a company’s income is entitled to have its dividends paid first, before any dividends are paid on shares which rank below (or after) it. If there is not enough income to pay dividends on all shares, the available income must be used first to pay dividends on shares which rank first, and then to shares which rank below. The same applies for repayments of capital. Capital must be paid first to shares which rank first in sharing in the company’s capital, and then to shares which rank below.

recognised clearing house A “clearing house” which has been authorised to carry on business by the UK authorities. A clearing house is a central computer system for settling transactions between members of the clearing house.

recognised investment exchange An “investment exchange” which has been officially recognised by the UK authorities. An investment exchange is a place where investments, such as shares, are traded. The London Stock Exchange is a recognised investment exchange.

redeem and redemption When a share is redeemed, it goes back to the company in return for a sum of money (the “redemption price”) which was fixed before the share was issued. This process is called redemption. A share which can be redeemed is called a “redeemable” share.

relevant securities Any shares of a company, except shares held as a result of share schemes for employees (such as profit sharing schemes) and some shares held by the founders of the company. Also included are any securities which can be converted into such shares, or which allow their holders to subscribe for such shares.

relevant system This is a term used in the legislation for a computer system which allows shares without share certificates to be transferred without using transfer forms. The CREST system for paperless share dealing is a “relevant system”.

renunciation Where a share has been allotted, but nobody has been entered on the share register for the share, it can be renounced to another person. This transfers the right to have the share registered to another person. This process is called renunciation.

requisition a meeting A formal process which shareholders can use to call a meeting of shareholders. Generally speaking the shareholders who want to call a meeting must hold at least 10 per cent of the issued shares.

reserve fund A fund which has been set aside in the accounts of a company – profits which are not paid out to shareholders as dividends, or used up in some other way, are held in a reserve fund by the company.

revoke To withdraw, or cancel.

rights issue A way by which companies raise extra share capital. Usually the existing shareholders will be offered the chance to buy a certain number of new shares, depending on how many they already have. For example, shareholders may be offered the chance to buy one new share for every four they already have.

Back to Contents
rights of any share The rights attached to the share when it is issued, or afterwards.

securities All shares, bonds and other investment instruments issued by a company which entitle the holder to a share in the profits or assets of that company, to receive a cash payment from a company or to subscribe for such a security.

securities seal A seal used to stamp a company’s securities as evidence that the company has issued them. A company’s securities seal is like the company’s common seal but with the additional word “securities” on it.

share premium account If a new share is issued by a company for more than its nominal value (because the market value is more than the nominal value) then the amount above the nominal value is the premium, and the total of these premiums is held in a reserve fund (which cannot be used to pay dividends) called the share premium account.

show of hands A vote where each person who is entitled to vote has just one vote, however many shares he holds.

special notice This term is defined in Section 379 of the Companies Act. Broadly, if special notice of a resolution is required, the resolution is not valid unless a company has been told about the intention to propose it at least 28 days before the shareholders’ meeting at which it is proposed (although in certain circumstances the meeting can be on a date less than 28 days from the date of the notice).

special resolution A decision reached by a majority of at least 75 per cent of votes cast. Shareholders must be given at least 21 days’ notice of any special resolution.

special rights These are the rights of a particular class of shares, as distinct from rights which apply to all shares generally. Typical examples of special rights are where the shares rank, their rights to sharing in income and assets and voting rights.

statutory declaration A formal way of declaring something in writing. Particular words and formalities must be used – these are laid down by the Statutory Declarations Act of 1835.

stock Shares which have been converted into a single security with a different unit value. For example a shareholder with one hundred 10p shares might be converted into £10 worth of stock.

subdividing shares When shares are subdivided they are split into shares which have a smaller nominal amount. For example, a 10p share might be subdivided into two 5p shares.

subject to Means that something else has priority, or prevails, or must be taken into account. When a statement is subject to another statement this means that the first statement must be read in the light of the other statement, which will prevail if there is any conflict.

subscribe for shares To agree to take new shares in a company (usually for a cash payment).

subsidiary undertaking Generally speaking this is a company which is controlled by another company because the other company:

•	has a majority of the votes in the company either alone, or acting with others;

•	is a shareholder who can appoint or remove a majority of the directors; or

•	can exercise dominant influence over the company because of anything in the company’s memorandum or articles, or because of a certain kind of contract.

Back to Contents
take-over offer A take-over offer as defined in Section 428 of the Companies Act.

trustees People who hold property of any kind for the benefit one or more other people under a kind of arrangement which the law treats as a “trust”. The people whose property is held by the trustees are called the beneficial owners.

underwrite A person who agrees to buy new shares if they are not bought by other people underwrites the share offer.

unincorporated associations Associations, partnerships, societies and other bodies which the law does not treat as a separate legal person to their members.

wind up The formal process to put an end to a company. When a company is wound up its assets are distributed. The assets go first to creditors who have supplied property and services, and then to shareholders. Shares which rank first in sharing in the company’s assets will receive any funds which are left over before any shares which rank after (or below) them.

i

39	Transfer forms	16

40	More about transfers of shares in certificated form	16

41	The Company can refuse to register certain transfers	17

42	Closing the Register	17

43	Overseas branch registers	17

PERSONS AUTOMATICALLY ENTITLED TO SHARES BY LAW	17

44	When a shareholder dies	17

45	Registering personal representatives and so on	17

46	A person who wants to be registered must give notice	17

47	A person who wants to have another person registered must use a transfer form	18

48	The rights of people automatically entitled to shares by law	18

SHAREHOLDERS WHO CANNOT BE TRACED	18

49	Shareholders who cannot be traced	18

GENERAL MEETINGS	19

50	The Annual General Meeting	19

51	Extraordinary General Meetings	19

52	Calling an Extraordinary General Meeting	19

53	Notice of General Meetings	20

54	A General Meeting can be moved at short notice	21

PROCEEDINGS AT GENERAL MEETINGS	21

55	The chairman of a General Meeting	21

56	Security and other arrangements at General Meetings	21

57	Overflow meeting rooms	22

58	The quorum needed for meetings	22

59	The procedure if there is no quorum	22

60	Adjourning meetings	22

61	Amending resolutions	23

VOTING PROCEDURES	23

62	How votes are taken	23

63	How a poll is taken	23

64	When there cannot be a poll	24

65	A meeting continues after a poll is demanded	24

66	Timing of a poll	24

67	The chairman’s casting vote	24

68	The effect of a declaration by the chairman	24

VOTING RIGHTS	25

69	The votes of shareholders	25

70	Shareholders who owe money to the Company	25

71	Suspension of rights on non-disclosure of interest	25

72	Votes of shareholders who are of unsound mind	27

73	The votes of joint holders	27

PROXIES	28

74	Completing proxy forms	28

75	Delivering proxy forms	28

76	Cancellation of a proxy’s authority	29

77	Proxies speaking at meetings	29

78	Representatives of companies	29

79	Challenging votes	30

DIRECTORS	30

80	The number of Directors	30

81	Qualification to be a Director	30

82	Directors’ fees	30

83	Special pay	30

84	Directors’ expenses	31

85	Directors’ pensions and other benefits	31

86	Appointing Directors to various posts	31

CHANGING DIRECTORS	32

87	Age limits	32

88	Retiring Directors	32

89	Eligibility for re-election	32

90	Re-electing a Director who is retiring	32

91	Election of two or more Directors	32

92	People who can be Directors	32

93	The power to fill vacancies and appoint extra Directors	33

94	Removing and appointing Directors by an ordinary resolution	33

95	When Directors are disqualified	33

DIRECTORS’ MEETINGS	34

96	Directors’ meetings	34

97	Who can call Directors’ meetings	34

98	How Directors’ meetings are called	34

99	Quorum	34

100	The chairman of Directors’ meetings	35

101	Voting at Directors’ meetings	35

102	Directors can act even if there are vacancies	35

103	Directors’ meetings by video conference and telephone	35

v

104	Resolutions in writing	35

105	The validity of Directors’ actions	36

DIRECTORS’ INTERESTS	36

106	Directors’ interests in transactions with the Company	36

107	When Directors can vote on things which they are interested in	36

108	More about Directors’ interests	38

MINUTES	38

109	Minutes	38

DIRECTORS’ COMMITTEES	39

110	Delegating powers to committees	39

111	Committee procedure	39

DIRECTORS’ POWERS	39

112	The power to appoint attorneys	39

113	Use of the title of “Director”	39

114	Signature on cheques etc.	40

115	Borrowing powers	40

116	Borrowing restrictions	40

ALTERNATE DIRECTORS	42

117	Alternate Directors	42

THE COMPANY SECRETARY	43

118	The Company Secretary and Deputy and Assistant Company Secretaries	43

THE SEAL	43

119	The Seal	43

AUTHENTICATING DOCUMENTS	44

120	Establishing that documents are genuine	44

RESERVES	44

121	Setting up reserves	44

122	Assets bought as from a past date	44

DIVIDENDS	45

123	Final dividends	45

124	Fixed and interim dividends	45

125	Dividends not in cash	45

126	Apportioning dividends	45

127	Deducting amounts owing from dividends and other money	46

128	Payments to shareholders	46

129	Record dates for payments and other matters	47

130	Dividends which are not claimed	47

131	Waiver of dividends	47

CAPITALISING RESERVES	47

132	Capitalising reserves	47

SCRIP DIVIDENDS	48

133	Shareholders can be offered the right to receive extra shares instead of cash dividends	48

ACCOUNTS	50

134	Accounting and other records	50

135	Location and inspection of records	50

136	Sending copies of accounts and other documents	50

AUDITORS	51

137	Acts of Auditors	51

138	Auditors at General Meetings	51

NOTICES	51

139	Serving and delivering notices and other documents	51

140	Notices to joint holders	51

141	Notices for shareholders with foreign addresses	52

142	When notices are served or deemed to be served	52

143	Serving notices and documents on shareholders who have died or are bankrupt	52

144	If documents are accidentally not sent	53

145	When entitlement to notices stops	53

WINDING UP	53

146	Distribution of assets in kind	53

DESTROYING DOCUMENTS	53

147	Destroying documents	53

INDEMNITY AND INSURANCE	54

148	Indemnity	54

Glossary	56